Exhibit 10.1

MASTER CREDIT AGREEMENT

This Master Credit Agreement (referred to herein as the “Agreement” or the “MCA”) is dated as of June 15, 2021 between APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company ("Party") and RABO AGRIFINANCE LLC, a Delaware limited liability company (“Lender”).

Article 1 - THE FACILITY SHEETS

1.01                Facility Sheets. Lender has agreed, subject to the terms of this Agreement, to make one or more credit facility(ies) available to Party under the terms and conditions of one or more Facility Sheet(s), which are incorporated herein. Lender may in the future and at its sole option make additional credit facilities available to Party which by their terms will be governed by this Agreement and a separate Facility Sheet(s). Upon and in the event Lender enters into any Facility Sheet with any Party that specifically references this MCA, the term “Agreement” as used in the Facility Sheet or any exhibit or schedule in connection therewith, shall be deemed to include this MCA as well as such Facility Sheet.

Article 2 – SCHEDULE OF DEFINITIONS AND COVENANTS

2.01                Schedule of Definitions and Covenants. This Agreement is also entered with reference to a Schedule of Definitions and Covenants. Party hereby acknowledges Party has received and reviewed the Schedule of Definitions marked as Exhibit A via paper copy, electronic copy, electronic mail, or by accessing the Schedule of Definitions with the version number that matches the version number shown in the footer of this Agreement at https://www.raboag.com/about-us/scheduledefinitions-167. Lender and Party agree the Schedule of Definitions is hereby incorporated by reference. The Applicable Obligor Covenants Schedule is attached hereto and incorporated herein by reference as Exhibit B. Party agrees to the Schedule of Definitions and Covenants and the Applicable Obligor Covenants Schedule. Capitalized terms contained in this Agreement are used as defined in the Schedule of Definitions and Covenants. Some of or all of the capitalized terms defined in the Schedule of Definitions and Covenants are used in this Agreement, the Applicable Obligor Covenants Schedule and the Facility Sheet(s). To the extent any term is defined in the Schedule of Definitions and Covenants but is not used in this Agreement, the Applicable Obligor Covenants Schedule, any Facility Sheet, or any amendment, modification or supplement to this Agreement, such term shall be deemed to be disregarded, of no meaning and without any effect. Except as otherwise defined in this Agreement or in the Schedule of Definitions and Covenants, or unless the context otherwise requires, each term that is used in this Agreement which is defined in Article 9 of the UCC shall have the meaning ascribed to that term in Article 9 of the UCC. If a term is defined in an Applicable Obligor Covenants Schedule, Facility Sheet, Schedule of Covenants, or Other Schedule differently than in the Schedule of Definitions and Covenants, then the definition in each such Facility Sheet, Schedule of Covenants, or Other Schedule will control for the purposes of that schedule and that schedule only.

Article 3 - COVENANTS UNDER THE FACILITY SHEETS

3.01                Computation and Billing Interest. All computations of accrued interest under all Loan Documents other than interest at the Maximum Rate, and all fees under all Loan Documents, will be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed; and interest will accrue and be billed (with principal, where applicable) in accordance with Lender’s systems requirements and billing practices. Except as set forth in a Facility Sheet, there is no limit on the amount that an Interest Rate subject to Adjustment by Lender may increase at any one time, or in the aggregate. Lender's determination of an Interest Rate will be conclusive, absent manifest error.

3.02                Adjustment of Long Term Adjustable Rate. Lender shall notify Party of any Adjustment of a Long Term Adjustable Rate not less than 30 days before the Long Term Adjustable Rate Adjustment Date. At any time prior to that Long Term Adjustable Rate Adjustment Date, Party may deliver a Notice of Election to Prepay. If Lender receives an Election to Prepay, the entire amount of the principal indebtedness accruing interest at the Long Term Adjustable Rate shall be Prepaid without Prepayment Fee on or before that date which is 90 days after the Long Term Adjustable Rate Adjustment Date. If Lender does not receive a Notice of Election to Prepay, then Party may, but is not obligated to Prepay all or any part of the principal indebtedness accruing interest at the Long Term Adjustable Rate without Prepayment Fee, on or before the Long Term Adjustable Rate Adjustment Date.

3.03                Late Fee. At Lender's option in each instance, to the extent permitted by Applicable Law, Party shall pay on demand a late fee in the amount of 5.000% of the amount of any scheduled payment due prior to the Maturity Date, which is not paid in full when due. The imposition and payment of a late fee will not constitute a waiver of Lender's rights with respect to an Event of Default as a result of that late payment.

3.04                Default Rate. Upon the occurrence of an Event of Default, the principal balance of Loan and, to the extent permitted by Applicable Law, all other Loan Obligations shall, from the date of the Event of Default until the date Lender notifies Borrower that it is waived or cured or all Loan Obligations are paid in full, bear interest at the Default Rate, subject to the provisions of the Schedule of Definitions and Covenants, the Applicable Obligor Covenants Schedule and the applicable Facility Sheet. The provisions of this section may result in compounding of interest. The provisions of this section will neither constitute a waiver of any Event of Default nor require the declaration of an Event of Default.

3.05                Maximum Rate. Notwithstanding any provision of this Agreement to the contrary, (a) no interest will be due on any amount due under this Agreement if, under Applicable Law, Lender is not permitted to charge interest on that amount, and (b) in all other cases interest due under this Agreement will be calculated at a rate not to exceed the Maximum Rate. If Party is requested by Lender to pay interest on any amount due under this Agreement at a rate greater than the Maximum Rate, the amount of interest due on that amount will be deemed the Maximum Rate and all payments in excess of the Maximum Rate will be deemed to have been Prepayments without Prepayment Fee or penalty, and not interest. All amounts other than interest which are paid or agreed to be paid to Lender for the use, forbearance, or detention of Party's indebtedness to Lender under this Agreement shall, to the extent permitted by Applicable Law, be amortized over the full stated term of the indebtedness, so that the rate of interest on account of that indebtedness does not exceed the Maximum Rate for so long as the indebtedness is outstanding.

3.06                Method and Application of Payments. All payments of principal, interest, and other amounts to be made under any Loan Documents shall be made to Lender in U.S. dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 2:00 pm (St. Louis, Missouri time) on the dates on which those payments will become due (any of those payments made after that time on the due date will be deemed to have been made on the next succeeding Business Day). All payments received by Lender (including, to the extent permitted by Applicable Law, all proceeds received from the sale or other liquidation of the Collateral) will be applied to the Obligations in any order determined by Lender. The early or late date of making a regularly scheduled payment will be disregarded for purposes of allocating the payment between principal and interest. For this purpose, the payment will be treated as though made on the date due. In any legal action or proceeding, the entries made by Lender in an account or accounts maintained by Lender or Banking Counterparty or any of their Affiliates in accordance with its usual practice and evidencing the Obligations, will be prima facie evidence of the existence and amounts of those Obligations.

3.07                Prepayments Generally. The Prepayment of principal on any Loan shall be subject to the Prepayment Options that are set forth in the Facility Sheet applicable to such Loan. Lender may refuse to accept any Prepayment not expressly permitted in the Loan Documents. If a Prepayment is conditioned upon a Notice of Election to Prepay or other prior notice to Lender, at the option of Lender, (a) that Notice of Election to Prepay or notice will be irrevocable; (b) Prepayment will be due in the amount and on the date specified in that Notice of Election to Prepay or notice; and (c) that Notice of Election to Prepay or notice will not affect Parties obligation to make all other payments required under the Loan Documents on the date when due. If Lender receives any Prepayment which it is permitted to refuse, Lender may accept Prepayment; except that Lender may, as a condition of acceptance, require the payment of interest which would accrue on the amount Prepaid through the date when Lender would be obligated to accept the Prepayment, or the date the principal amount Prepaid would be due whichever is earlier. Each Prepayment of a portion of a Loan will be applied to the most remote payment of the principal due under a Facility Sheet for which such Prepayment is designated and as may be permitted under such Facility Sheet.

3.08                Reporting Requirements. Lender may, from time to time, ask for various reporting and other such documentation from each Party to the Agreement regarding the operations, business, corporate affairs and financial condition, including without limitation financial, tax, and other corporate records reporting.  Said reporting and/or documentation requests will be made by Lender in its sole and absolute discretion.  Except where such reports shall be delivered within a different time period, each Party will be required to provide Lender with the requested reporting within 30 days of the receipt of written notice from Lender. Financial reporting, if any, will be at least of the quality specified in the notice and may be (i) tax returns, (ii) self-prepared financial statements, (iii) CPA Compiled statements, (iv) CPA Reviewed statements and/or (v) CPA Audited statements each based upon either US GAAP or FFSC reporting as also specified in the notice.

3.09                Mandatory Repayments. If at any time the unpaid principal balance of any Loan exceeds the Maximum Amount thereof under the terms of this Agreement, then, subject to a Permitted Over-Advance for such Loan, upon demand by Lender, Party shall repay that portion of the principal balance thereof in excess of that Maximum Amount, along with all unpaid accrued interest on that portion.

3.10                Aggregate Borrowing Base. In no event shall any Borrowing Base Certificate submitted hereunder, include any Eligible Collateral (as such term is defined in a Facility Sheet) that is also included in another Facility Sheet Borrowing Base.

Article 4 - COLLATERAL

4.01                Collateral Documents. The payment and performance of the Obligations are secured by those Liens in favor of Collateral Agent as agent for the Lender pursuant to the Collateral Agency Agreement created under (i) any Security Instrument now or hereafter entered into by Party in favor of Collateral Agent, which states that it secures all or any of the Obligations; (ii) any other instrument or agreement now or hereafter delivered to Lender and/or Collateral Agent in conjunction with this Agreement, which states that it secures all or any of the Obligations; and (iii) any Cross Collateralized Loan Documents, if applicable.

4.02                Due on Sale or Encumbrance Provisions. Each Mortgage shall include a provision similar to the following, with applicable terms to be revised as the context requires: Parties shall not make or permit any Prohibited Transfer. Upon Lender’s or Beneficiary’s election, whichever is applicable, any Prohibited Transfer shall be an Event of Default, permitting Lender/Beneficiary and/or Collateral Agent to declare all of the Secured Obligations to be due and payable immediately.

Article 5 - LOAN OPENING AND FUNDING CONDITIONS

5.01                Loan Opening Conditions. Lender's obligation to make a Loan is subject to satisfaction of the following Loan Opening Conditions and receipt by Lender of the following items, each as determined by Lender in Lender’s sole and absolute discretion:

(a)            No Event of Default. No Event of Default or condition which with the giving of notice or passage of time would be an Event of Default exists under this Agreement;

(b)            Fully Executed Agreement. Lender shall have received a completed and executed Agreement;

(c)            Fully Executed Facility Sheet. Lender shall have received a completed and executed Facility Sheet.

(d)            Fully Executed Loan Documents. Loan Documents applicable to the Loan Type and executed by Party and any other Parties, all as set forth in this Agreement or the Facility Sheet applicable to the Loan Type;

(e)            Amendments to Cross Collateralized Loan Documents. Amendments to Cross Collateralized Loan Documents to the extent, if any, required by Lender for purposes of securing the Loan Obligations;

(f)             Organizational Evidence. Evidence (i) of the formation, existence and good standing of all Parties to the Transaction Documents other than Lender which are anything other than an individual, if any, and authorization of the individuals executing the Transaction Documents on behalf of those Parties, (ii) to the extent required by Lender or by Applicable Law such information that Lender may require to determine who the ultimate beneficial owner of any or all the Parties; (iii) that there has been no material change in the management and/or ownership structure of any Party since the date on which the application for the applicable Loan was submitted;

(g)            Financial Evidence. Evidence there has been no Material Adverse Effect as to any Party since the effective date of the Financial Information provided to Lender.

(h)            Appraisals and Reports. All Appraisals and inspection reports required by Lender;

(i)             Environmental Information. Environmental Information establishing compliance with all applicable Environmental Laws;

(j)             Regulatory Compliance. Evidence that all regulatory approvals, Permits and licenses required under Applicable Law for Party's business operations have been issued and are in full force and effect;

(k)            Validity of Liens. Evidence that the Liens granted to Lender under the Collateral Documents are valid, enforceable, properly perfected, and prior to the rights and interests of all other Persons, except those rights and interests acceptable to Lender;

(l)             Title Evidence. Evidence that all policies of title insurance, opinions of title and endorsements required by Lender or under the Loan Documents have been issued and are in full force and all premiums and charges for those policies, opinions and endorsements have been paid;

(m)           Representations and Warranties. All representations and warranties of all Parties in the Transaction Documents are true and correct;

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(n)            Legal Opinion. To the extent required by Lender, a written opinion from Parties’ and Guarantor's (if any) legal counsel acceptable to Lender, covering all issues required by Lender;

(o)            Payment of Fees and Costs. Payment to Lender of all fees and costs set forth in this Agreement;

(p)            Reimbursement of Appraisal Expenses. Reimbursement of Lender’s Appraisal Expenses;

(q)            Reimbursement of Closing Expenses. Reimbursement of Closing Expenses;

(r)             Collateral Ownership. If any Collateral is not owned by the Party, Party must cause all individuals or entities who own such Collateral to enter into this Agreement; and

(s)            Preconditions. All other documents, information and other preconditions required by Lender, including, but not limited to, confirmation that Party is in compliance with all covenants set forth in this Agreement.

5.02                Loan Funding Conditions. Lender's obligation to disburse funds under a Loan is subject to satisfaction of all other requirements and conditions set forth in this Agreement, the Applicable Obligor Covenants Schedule and in the Facility Sheet in connection with the Loan, as determined by Lender in Lender’s sole and absolute discretion.

Article 6 – PARTY REPRESENTATIONS

6.01                Representations. Party represents (collectively, the “Party Representations”) to Lender that:

(a)            Good Standing. If Party is anything other than an individual, Party was duly formed, is validly existing and in good standing and qualified to do business in its state of organization and each state in which it conducts its business;

(b)            Due Power and Authority. The execution, delivery and performance by Party of each Transaction Document to which it is a Party, is within the powers and authority of Party and has been duly authorized;

(c)            No Conflict with Applicable Law. To Party's knowledge, the Transaction Documents do not conflict with any Applicable Law;

(d)            Enforceability. Each Transaction Document is a legal, valid and binding obligation of Party, enforceable against Party in accordance with its terms, and any Transaction Document, instrument or agreement required thereunder, when executed and delivered to Lender, will be similarly legal, valid, binding and enforceable;

(e)            Financial Information. All Financial Information delivered to Lender in connection with Party's application for a Loan, Lender's underwriting and approval of the Loan, or this Agreement and the other Loan Documents, are accurate, correct and sufficiently complete in all material respects to provide Lender true and accurate knowledge of their subject matter, including, without limitation, all material contingent liabilities;

(f)             Utilities. All Utilities necessary and appropriate for the conduct of the business of Party are available or Party has taken all steps necessary to assure that all utility services so required will be available upon commencement of the business of Party;

(g)            Roads. All Roads necessary for the completion, occupancy and operation of Party’s business have either been completed or the necessary easements or rights-of-way therefor have been acquired or dedicated to public use, and all necessary steps have been taken by Party to ensure their completion no later than the date they will be needed for operation of Party’s business or any earlier date required by any Governmental Authority or Applicable Law;

(h)            Permits. All Permits have been obtained, or, to the extent not obtained, no information or fact exists that would reasonably cause Party to believe that all Permits required to construct, occupy, and operate Party’s business will not be readily obtainable prior to the commencement of Party’s applicable business;

(i)             No Material Adverse Effect. There has been no Material Adverse Effect as to Party since the effective date of the Financial Information provided to Lender;

(j)             No Judgment. Party is not the subject of any Judgment; and there is no lawsuit, tax claim or other dispute pending or to Party's knowledge threatened against Party that, if determined adverse to Party, is reasonably likely to have a Material Adverse Effect;

(k)            No Conflicts. The Transaction Documents do not conflict with, nor is Party in default under any agreement or arrangement in effect providing for or relating to extensions of credit in respect of which Party is in any manner directly or contingently obligated;

(l)             Tax Returns. Party has filed all tax returns (federal, state, and local) required to be filed by Party and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties;

(m)           Applicable Laws Compliance. Party is in compliance with all Applicable Laws (including all Environmental Laws), and there is no claim, action, proceeding or investigation pending or to Party's knowledge threatened against Party with respect to a violation of Applicable Law by Party;

(n)            Non-Foreign Person. Party is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986; and

(o)            No Event of Default. There is no Event of Default or event which, with notice or lapse of time would be an Event of Default.

6.02                Information Accurate and Complete. Party's submission of any report, record or other information pertaining to the condition or operations, financial or otherwise, of Party, from time to time, whether or not required under this Agreement, will be deemed accompanied by a representation by Party that the report, record or information is complete and accurate in all material respects as to the condition or operations of Party (and, if applicable, Party's Subsidiaries, Affiliates, partners, shareholders, members, or other principals), including, without limitation, all material contingent liabilities.

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Article 7 – PARTY COVENANTS

Until such time as all Obligations have been paid in full and Lender has no obligation to make any additional advance under any Loan (if applicable), Party (or the Person or Persons as may be specifically named in any of the Covenants or Reporting Requirements) agrees to and makes the Covenants set forth in this MCA:

7.01                Books and Records. Party shall maintain and cause each of its Subsidiaries to maintain proper books of record and account including full, true, and correct entries of all dealings and transactions relating to its and their business and activities, in all material respects in conformity with GAAP.

7.02                Change in Accounting. Party shall not make any material change or modification of Party’s manner and method of accounting except as required by the applicable accounting standard.

7.03                Maintenance of Assets. Party shall maintain and preserve all rights, privileges, and franchises Party now has; and make any repairs, renewals, or replacements to keep Party's properties in good working condition.

7.04                Landlord Agreement. Upon request by Lender, for any personal property Collateral located on real property which is not owned by Party (or the grantor of the security interest in favor of Lender), Party shall obtain an agreement in favor of Lender signed by the owner of the real property and the holder of any mortgage or deed of trust on the real property, waiving any of their rights in the Collateral and permitting Lender's removal thereof from the real property.

7.05                Mortgagee Agreement. Upon request by Lender, for any personal property Collateral located on real property which is subject to a mortgage or deed of trust in favor of a Person other than Lender, Party shall obtain an agreement in favor of Lender signed by the holder of the mortgage or deed of trust on the real property, waiving any of their rights in the Collateral and permitting Lender's removal thereof from the real property.

7.06                Existence and Good Standing. If Party is anything other than an individual, Party shall preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified to conduct its business in each jurisdiction in which such qualification is required;

7.07                Change in Business or Organizational Structure. Party shall not engage in any material line of business substantially different from, or unrelated to, those lines of business conducted by Party and its Subsidiaries on the date hereof. If Party is anything other than an individual, Party shall not (a) form or otherwise acquire any Subsidiary, unless that Subsidiary executes and delivers to Lender a Guaranty of all of the Obligations and all other instruments and agreements required by Lender; (b) merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; or (c) change its name, identity or business structure or the location(s) of (A) Party’s place of business or Party’s chief executive office if Party has more than one place of business, (B) Party’s state of organization. Without diminishing Party’s reporting obligations under this Article, for all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Party or Person becomes the asset, right, obligation or liability of a different Person, then any such asset, right, obligation or liability shall be deemed to have been transferred from the original Party or Person to the subsequent Person, which subsequent Person shall become a Party to each of the relevant Transaction Documents by operation of the division and transfer and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

7.08                Compliance with Laws. Party shall comply in all respects with all Applicable Laws and pay before delinquency, all taxes, assessments, and governmental charges imposed upon Party or its property.

7.09                Inspections. Party shall, at any reasonable time and from time to time, permit Lender or any of its agents or representatives to examine and make copies of and abstracts from the records and books of, and visit the properties of, Party and to discuss the affairs, finances, and accounts of Party with (if Party is other than an individual) officers, directors, partners, or managers or Party, as applicable; Party's independent accountants; and any other Person dealing with Party.

7.10                Insurance. Party shall maintain, or cause to be maintained, all insurance policies and any such additional insurance as required by Lender or any Swap Counterparty from time to time.  All policies of insurance required must be issued by companies approved by Lender and the Swap Counterparties, and must be acceptable to Lender and the Swap Counterparties as to amounts, forms, risk coverages, deductibles, expiration dates, and loss payable and cancellation provisions.  In addition, each required policy must contain such endorsements as Lender or the Swap Counterparties may require and must provide that all proceeds be payable to Lender and the Swap Counterparties to the extent of their respective interests.  If and whenever Lender or a Swap Counterparty believes that any required insurance is not in effect, Lender  or that Swap Counterparty may (but will not be obligated to) procure that insurance at Party's expense.  Party shall reimburse Lender and the Swap Counterparties, on demand, for all premiums on that insurance paid by Lender or the Swap Counterparties, respectively. If any Real Estate is located in an area now or hereafter designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Borrower agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Real Estate is located in a special flood hazard area, for the lesser of 1) the full unpaid principal balance of the Loan, plus Swap Counterparties’ derivative exposure under the Hedging Agreements as calculated by Swap Counterparties, plus any prior Lien on the property securing the Loan, 2) the total replacement value of any structure located in the flood hazard area, or 3) the maximum amount available under the National Flood Insurance Program for the particular type of property, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the Loan.

7.11                Arms' Length Dealing. Except for de minimis transactions, Party shall not enter into any transaction of any kind with any family member, Subsidiary or Affiliate of Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Party as would be obtainable by any Party at the time in a comparable arm’s length transaction with a Person other than a family member, Subsidiary or Affiliate of Party.

7.12                Use of the Loan. Party shall not use the Loan (a) for personal, family or household purposes, or (b) to purchase or carry margin stock or to invest in other Persons for the purpose of carrying any such margin stock or to reduce or retire any indebtedness incurred for that purpose or for any illegal activity.

7.13                ERISA Plans. Party shall promptly pay and cause all Subsidiaries to pay contributions adequate to meet not less than the minimum funding standards under ERISA with respect to each and every Plan; file each annual report required to be filed pursuant to ERISA in connection with each Plan for each year; and notify Lender within ten days following the occurrence of any Reportable Event that might constitute grounds for termination of any capital Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan. Capitalized terms in this section shall have the meanings defined within ERISA.

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7.14                Legal Fees; Costs. Party shall pay the following: (a) costs, expenses and Legal Fees paid or incurred in connection with the collection or enforcement of the Transaction Documents, whether or not suit is filed; (b) costs and Legal Fees paid or incurred in connection with any Insolvency Proceeding involving a claim under the Transaction Documents; (c) costs, expenses and Legal Fees incurred to protect the Lien and security interests under the Collateral Documents; including but not limited to appraisals, inspections, insurance premiums, and the prevention of waste; and (d) costs of suit and such sum as the court may adjudge as Legal Fees in any action to enforce payment of the Notes or any part thereof.

7.15                Other Acts. Upon request by Lender, Party shall cooperate with Lender for the purposes of, and perform all acts which may be necessary or advisable to perfect any Lien granted under this Agreement or the Collateral Documents, or to carry out the intent of the Transaction Documents.

7.16                Reporting Requirements. Party shall furnish to Lender notice of the occurrence of any of the following, promptly, but in any event no later than five days after such occurrence: (i) any lawsuit, tax claim or other dispute if filed or threatened against Party in an amount greater than $100,000.00; (ii) any substantial dispute between Party and any Governmental Authority; (iii) the failure by Party to comply with the terms and provisions of this Agreement; (iv) any Material Adverse Effect as to Party; or (vi) any change in Party's name, legal structure, place of business, or executive office, including any change from Party's previous reports of: (x) any individual who owns, directly or indirectly, 25 percent or more of the equity interest of the legal entity that is a Party to this Agreement (e.g., each individual who owns 25 percent or more of the shares of a corporation), and (y) any single individual with significant responsibility for managing the legal entity that is a Party to this agreement (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer), and, as to both (x) and (y), such new individual's name, address, date of birth, and Social Security number (or passport number or other similar information, where applicable).

Article 8 - REMEDIES

Upon the occurrence of an Event of Default, Lender may: (a) without notice to Party, decline any Request for Advance; (b) declare all Loan Obligations immediately due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are expressly waived by Party; and (c) exercise all other rights and remedies afforded to Lender under any or all Loan Document or Applicable Law or in equity; except that upon an actual or deemed entry of an order for relief with respect to Party or any of its Subsidiaries in any Insolvency Proceeding, (i) any obligation of Lender to make any additional advance under any Loan, other than all or any portion of any Loan already advanced by Lender pursuant to the terms and conditions herein, shall automatically be terminated and (ii) all Loan Obligations shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived by Party.

Article 9 - NOTICES

All Notices between the Parties must be in writing and mailed or delivered to the address specified in that Loan Document, or to the address designated by any Party in a notice to the other Parties; and in the case of any other Person, to the address designated by that Person in a notice to Party and Lender. All Notices will be deemed to be given or made upon the earlier to occur of (a) actual receipt by the intended recipient or (b) (i) if delivered by hand or by courier, upon delivery; or (ii) if delivered by mail, four Business Days after deposit in the mails, properly addressed, postage prepaid; except that Notices and other communications to Lender shall not be effective until actually received by Lender. Party requests that Lender accept, and Lender may, at its option, accept and is entitled to rely and act upon any Notices purportedly given by or on behalf of Party, even if not made in a manner specified herein (including Notices made verbally, by telephone, facsimile, email, or other electronic means of communication), were incomplete or were not preceded or followed by any other form of Notice specified herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic Notices to and other telephonic communications with Lender may be recorded by Lender, and each Party consents to such recording.

Article 10 – ACCOUNTING MATTERS AND DRAFTING CONVENTIONS

10.01             Accounting Matters. All accounting terms not specifically defined herein or in the Schedule of Definitions and Covenants will be construed in accordance with GAAP or FFSC, at Party's option. All financial covenants applicable to an individual will be calculated based on that individual's business, excluding personal assets and liabilities. Party will not change (a) the accounting standards used to prepare Party's financial statements or (b) the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal years is calculated. If at any time any change in GAAP or FFSC would affect the computation of any financial ratio or requirement set forth in any Loan Document, Lender may amend that ratio or requirement to preserve the original intent thereof in light of that change.

10.02             Drafting Conventions. Unless expressly stated therein or the context otherwise requires, all Loan Documents will be interpreted in accordance with the Drafting Conventions.

Article 11 – GENERAL TERMS AND CONDITIONS APPLICABLE TO ANY LOAN AND LOAN TYPE

11.01             Loan Documents. Each Loan shall be evidenced by a Note and any other Loan Documents Lender so requires. The form, substance and enforceability (substantiated by an opinion of Party’s counsel, if requested) of all Loan Documents required by Lender must also be satisfactory to Lender's counsel and all Loan Documents will contain terms and conditions not set forth in this Agreement and required by Lender for the Loan Type contemplated by this Agreement and the applicable Facility Sheet.

11.02             Compliance With Conditions. Lender shall have received such evidence of compliance with the Loan Opening Conditions and such other due diligence items as Lender or its counsel may reasonably require.

11.03             Obligation to Borrow and Lend. Party’s obligation to borrow and Lender’s obligation to lend any Loan hereunder shall be conditioned upon the execution and delivery by Party and Lender of this Agreement, a Facility Sheet and the satisfaction of all Loan Opening Conditions set forth in this Agreement. Lender shall be under no obligation to lend and Party shall be under no obligation to borrow unless and until both this Agreement and a Facility Sheet are approved by Lender in Lender’s sole and absolute discretion and executed by both Lender and Party.

11.04             Balloon Payment. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS PROVIDE FOR BALLOON PAYMENTS. BORROWER ACKNOWLEDGES THAT LENDER HAS NOT AGREED TO REFINANCE THOSE PAYMENTS.

11.05             Requests for Advances. Each Request for Advance will be irrevocable and is a representation by Party to Lender that, if applicable, the unpaid principal balance of that Loan after disbursement of the requested Loan will not exceed the Maximum Amount of such Loan under this Agreement. Each time Party makes a Request for Advance, Party reaffirms and re-makes all of the Party Representations and acknowledges and agrees to all of the Covenants and Reporting Requirements set forth in the Applicable Obligor Covenants Schedule, any Facility Sheet as of the date of the Request for Advance by Party. Lender may postpone making any advance on any Loan to the extent Lender is delayed by fire, earthquake or another circumstance outside Lender’s reasonable control.

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11.06             Optional Rates. If Party is granted such an option hereunder, Party may from time to time elect (i) a Rate Conversion, or (ii) a LIBOR Rate Continuation, subject to the Optional Rate Conditions.

11.07             Designated Account. So long as Lender has any obligation to make any advance on any Loan or any Loan Obligations or any portion of any Loan remains unpaid or unsatisfied, upon the request of Lender, Party shall maintain a Designated Account demand deposit account with a Banking Counterparty. If all of the applicable conditions to a Loan have been fulfilled, Lender shall make the Loan available to Party as set forth herein by, at the option of Lender, (a) depositing the proceeds in the Designated Account; (b) if applicable, transferring the proceeds to an agent designated for purposes of an escrowed Closing of this transaction by wire or ACH transfer; or (c) paying or applying the proceeds as otherwise permitted under this Agreement, by any means appropriate under the circumstances.

11.08             ACH Payments. Party authorizes Lender to, at Lender's option in each instance, initiate ACH Payments from the Designated Account. If Lender elects to initiate ACH Payments, Party will thereafter maintain sufficient funds in the Designated Account on the dates Lender enters debits for ACH Payment regularly scheduled payments of interest, principal, and fees, if any. If there are insufficient funds in the Designated Account on the date Lender enters any debit authorized by this Agreement, Lender may reverse the debit or may accept the partial payment without prejudice to Lender’s right to receive all amounts due and owing. Party agrees to upon request by Lender, execute and deliver to Lender an ACH Payment authorization in form and content satisfactory to Lender.

11.09             Prepayment Conditions. The Prepayment of principal on any Loan shall be subject to the Prepayment Conditions.

11.10             LIBOR Rate Loan Indemnification. Upon Lender’s commitment or funding of any LIBOR Rate Loan to Party, Party agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (a) failure by Party to borrow pursuant to any such LIBOR Rate Loan, or to execute a LIBOR Rate Conversion or a LIBOR Rate Continuation after Party has requested any of the same in accordance with the provisions of this Agreement, (b) default by Party in a borrowing of a LIBOR Rate Loan, a LIBOR Rate Conversion, or a LIBOR Rate Continuation, (c) default by Party in making any Prepayment of a LIBOR Rate Loan after Party has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a Prepayment of a LIBOR Rate Loan on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may encompass an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so Prepaid, or borrowed, converted or continued, for the period from the time of such Prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of the failure to borrow, convert or continue, the Interest Period which would have commenced on the date of such failure) in each case the applicable rate of interest for such Loan provided herein over (ii) the amount of interest (as reasonably defined by the Lender) which would have accrued to the Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank LIBOR market.  This covenant shall survive the termination of this Agreement and the payment of all Loans and all other Obligations due under this Agreement. Amounts payable pursuant to this subsection shall be paid to Lender upon demand.  A determination of Lender as to the amounts payable pursuant to this subsection shall be conclusive absent manifest error.

11.11             Inability to Determine Rates. If, in connection with any Loan bearing interest at a LIBOR Rate, Lender determines that (a) United States dollar deposits are not being offered to banks in the London interbank market for the applicable amount of such Loan, (b) adequate and reasonable means do not exist for determining the applicable LIBOR Rate, or (c) the applicable LIBOR Rate does not adequately and fairly reflect the cost to Lender of funding that Loan, Lender will promptly so notify the Party. Thereafter, the obligation of Lender to make or maintain any Loan bearing interest at the applicable LIBOR Rate shall be suspended until Lender revokes such notice, and any Loan which would otherwise bear interest at the applicable LIBOR Rate shall accrue interest at that rate, per annum, equal to a rate determined by Lender in Lender’s reasonable discretion.

Article 12 - MISCELLANEOUS

12.01             Entire Agreement. This Agreement and the other Loan Documents, collectively: (i) represent the sum of the understandings and agreements between Lender and Party concerning this credit; (ii) replace any prior oral or written agreements between Lender and Party concerning this credit; and (iii) are intended by Lender and Party as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

12.02             Joint and Several Obligations. If Borrower consists of more than one Person on a Facility Sheet, each Borrower on such Facility Sheet (a) expressly acknowledges that it has benefited and will benefit, directly and indirectly, from each Loan contained in such Facility Sheet and acknowledges and undertakes, together with the other Borrowers on such Facility Sheet, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of such Facility Sheet; (b) acknowledges that this agreement is the independent and several obligation of each Borrower and may be enforced against each Borrower on such Facility Sheet, separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower on such Facility Sheet; and (c) agrees that its liability hereunder and under any other Loan Document is absolute, unconditional, continuing and irrevocable.  BORROWER EXPRESSLY WAIVES ANY REQUIREMENT THAT LENDER EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER BORROWERS UNDER THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE OBLIGATIONS.

12.03             Authority to Bind Party. If Party is comprised of multiple Persons, any Person comprising Party is authorized to bind all Parties comprising Party. Without limitation of the foregoing, Lender may require any Request for Advance or other request, authorization, or other action by or on behalf of Party be by one or more Designated Person. Lender may, at any time and without notice, waive any prior requirement that requests, authorizations, or other actions be taken only by a Designated Person.

12.04             Binding Effect; Successors and Assigns. All Loan Documents will inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

12.05             Assignment; Participations. Party shall not assign its rights or Obligations hereunder without Lender's consent in Lender’s sole and absolute discretion. Lender may assign or sell participations in all or any portion of its interest in any Loan or under any Loan Documents to any Person. Lender may disclose to any actual or potential assignee or participant any information that Party has delivered to Lender in connection with any Loan Documents; and Party shall cooperate fully with Lender in providing that information. If Lender assigns or sells a participation in any Loan or any Loan Documents, the purchaser will have a right of set-off against Party.

12.06             Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Loan Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Lender may, at its option, declare all Loan Obligations immediately due and payable.

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12.07             Amendments in Writing. The Loan Documents may not be amended, changed, modified, altered or terminated without the prior written consent of all Parties to the respective Loan Document.

12.08             Governing Law. (A) This MCA and ALL lOAN DOCUMENTS have been negotiated, executed and delivered in various jurisdictions.  In order to provide for a uniform and well established body of commercial and other law to define and govern the rights and duties of the parties, the parties agree that this Agreement shall be governed by and construed in accordance with the internal substantive laws of the governing law state without giving effect to any choice of law rules thereof; provided, however, that (I) if any of the Collateral shall be located in any jurisdiction other than governing law state, the laws of such jurisdiction shall govern the CREATION, PERFECTION AND/OR ENFORCEMENT OF THE LIENS, ASSIGNMENTS AND/OR SECURITY INTERESTS CREATED HEREIN OR IN ANY LOAN DOCUMENT IN CONNECTION HEREWITH AND TO THE ENFORCEMENT OF LENDER’S RIGHTS AND REMEDIES AGAINST THE collateral, WHICH MATTERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE in which the collateral is located AND (II) IN THE EVENT THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS, OR ORDERS ISSUED OR PROMULGATED THEREUNDER APPLICABLE TO THE AFFAIRS AND TRANSACTIONS OF LENDER AND/OR PARTY OTHERWISE PREEMPT governing law state LAW, SUCH FEDERAL LAW SHALL CONTROL.  IN PARTICULAR, THE PARTIES HERETO AGREE THAT ALL ISSUES RELATING TO USURY, LIMITATIONS ON INTEREST, LOAN CHARGES AND COMMITMENT FEES PAYABLE UNDER THE OBLIGATIONS AND THE LOAN AGREEMENT SHALL BE GOVERNED BY the laws of governing law state.  TO THE FULLEST EXTENT PERMITTED BY LAW, PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF governing law state. Party understands, agrees and acknowledges that (a) this Agreement and the transaction evidenced hereby have significant and substantial contacts with the Governing Law State, (b) it is convenient to Party and Lender to select the law of the Governing Law State to govern this Agreement and the transactions evidenced hereby, (c) the transactions evidenced by this Agreement bear a reasonable connection to the laws of the Governing Law State, (d) the choice of the internal laws of the Governing Law State was made for good and valid reasons, and (e) the choice of the Governing Law State constitutes good and valuable consideration for Lender to enter into this Agreement and Lender has entered into this Agreement in reliance on this choice.

12.09             Governing Law State. The Governing Law State is Iowa.

12.10             Jurisdiction and Venue. PARTY HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY PARTY AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN ANY CIRCUIT COURT OR UNITED STATES DISTRICT COURT OF THE GOVERNING LAW STATE, OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. PARTY HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO PARTY AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. PARTY WAIVES ANY CLAIM THAT THE GOVERNING LAW STATE IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD PARTY, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, PARTY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST PARTY AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR PARTY SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND PARTY HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

12.11             Counterpart Execution and Signatures. All Loan Documents may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. An original signed counterpart of this Agreement in the form of paper with a signature in ink transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes; subject to the obligation, that Borrower shall within twenty (20) days of delivery of the copy, deliver an original signed copy of this Agreement to Lender. Failure to deliver the original in accordance with this paragraph shall be a Non-Monetary Default After Notice.

12.12             Necessary Action. Lender is authorized to execute any other documents or take any other actions necessary to effectuate any Loan Documents and the consummation of the transactions contemplated therein.

12.13             Credit Report. Lender is authorized to order a credit report and verify all other credit information, including past and present loans and standard references from time to time to evaluate the creditworthiness of Party. Without limitation, a copy of the consent for release of information, general authorization or similar document on file with Lender shall authorize third Persons to provide the information requested from time to time.

12.14             Consent to Disclosure. Party agrees and consents to the communication and disclosure of all information in respect of the transaction governed by this Agreement and all matters incidental hereto and thereto by Lender: (i) to the head office and all other branches and Affiliates of Lender, provided such communication and disclosure is for risk management and administrative purposes; and (ii) as required by any Applicable Law or regulation or any court or regulatory or other authority of competent jurisdiction.

12.15             No Construction Against Drafter. Each Party has participated in negotiating and drafting this Agreement, so if an ambiguity or a question of intent or interpretation arises, this Agreement is to be construed as if the Parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this Agreement.

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12.16             Indemnification. PARTY SHALL DEFEND, INDEMNIFY AND HOLD LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS AND ATTORNEYS (THE “INDEMNIFIED PERSONS”) HARMLESS AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, AND RELATED EXPENSES, INCLUDING FEES, CHARGES, AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PERSONS ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF : (I) THE FAILURE BY PARTY TO BORROW THE AMOUNT SPECIFIED IN A LOAN REQUEST (INCLUDING ANY FAILURE RESULTING FROM THE FAILURE TO FULFILL THE APPLICABLE CONDITIONS PRECEDENT), INCLUDING ANY LOSS OF ANTICIPATED PROFITS AND LOSSES BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF FUNDS ACQUIRED BY LENDER TO FUND THE LOAN; (II) AS A RESULT OF ITS ACTS OR OMISSIONS WHICH RESULT FROM COMMUNICATIONS GIVEN OR PURPORTED TO BE GIVEN, BY PARTY OR ANY DESIGNATED PERSON, WHICH ARE INTERRUPTED, WHICH ARE MISUNDERSTOOD, OR WHICH ARE IN FACT FROM UNAUTHORIZED PERSONS; (III) THE VIOLATION BY PARTY OF ANY ENVIRONMENTAL LAW; (IV) THE RELIANCE BY LENDER ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF PARTY; (V) ANY GUARANTY, INDEMNITY OR THE LIKE GIVEN TO A BANKING COUNTERPARTY, WITH RESPECT TO INDEMNIFIED BANKING COUNTERPARTY LIABILITIES; (VI) ANY CLAIMS ASSERTED AGAINST THE INDEMNIFIED PERSONS AS A RESULT OF LENDER BEING PARTY TO THIS AGREEMENT OR THE TRANSACTIONS CONSUMMATED PURSUANT TO THIS AGREEMENT; AND (VII) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto. THIS INDEMNIFICATION SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH, IN WHOLE OR IN PART, ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE, OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON, EXCEPT THAT PARTY SHALL HAVE NO OBLIGATION TO AN INDEMNIFIED PERSON UNDER THIS SECTION WITH RESPECT TO LOSSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT ANY INDEMNITY UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES IS UNENFORCEABLE FOR ANY REASON, PARTY SHALL MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION THEREOF WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL INDEMNITIES UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

12.17             Collateral Agency Agreement. Parties hereby acknowledge Lender has entered in to the Collateral Agency Agreement which, as amended, modified, or restated, permits Rabo AgriFinance LLC to act as a Collateral Agent in serving the applicable Loan.

12.18             Waiver of Trial By Jury. THE PARTIES (A) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE RESOLUTION OF ANY CONTROVERSY OR CLAIM THAT ARISES OUT OF OR RELATES TO: (I) THIS AGREEMENT; OR (II) ANY COLLATERAL DOCUMENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE; AND, (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH CONTROVERSY OR CLAIM TO THE EXTENT SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THE PROVISIONS OF THIS SECTION ARE GIVEN KNOWINGLY AND VOLUNTARILY AND ARE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE COLLATERAL DOCUMENTS AND THE SWAP COUNTERPARTIES ENTERING INTO THE HEDGING AGREEMENTS.

12.19             Office of Foreign Assets Control; Patriot Act. Without limiting the provisions of any other provision hereof above, each Party shall, and each Party shall cause each of its Subsidiaries and Affiliates to, (1) ensure that no Person who owns a controlling interest in or otherwise controls such Person shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the OFAC, the Department of the Treasury or included in any executive orders, (2) not use or permit the use of the proceeds of any Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or executive order relating thereto, (3) comply with the Bank Secrecy Act and its implementing laws and regulations, as amended, including without limitation those related to anti-money laundering; and (4) ensure that it is and each of its Subsidiaries and Affiliates are not engaged in illegal activity or are a recipient of proceeds of illegal activity,. As required by federal law and each Lender's policies and practices, each Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services.

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The Parties have signed this Agreement effective as of the day and year first written above and certify Parties have received and agree to the provisions set forth in the Schedule of Definitions as acknowledged and incorporated above.

PARTY:

Address for Notices:	APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company
500 Appalachian Way
Morehead, KY 40351
	By:	/s/ Loren Joseph Eggleton
Alternate address for notice by U.S. Mail:		LOREN JOSEPH EGGLETON
401 W. Main Street, Suite 321		Chief Financial Officer
Lexington, KY 40507

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LENDER:

Address for Notices:	RABO AGRIFINANCE LLC

14767 N. Outer 40 Rd., Suite 400
Chesterfield, MO 63017
Attention: Loan Closing Department	By:	/s/ Sandy Siebert
		Name:	Sandy Siebert
		Title:	Vice President

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Exhibit A

SCHEDULE OF DEFINITIONS AND COVENANTS

As further acknowledged in Section 2.01 of the Master Credit Agreement, Party has received the Schedule of Definitions via paper copy, electronic copy, electronic mail or by accessing the Schedule of Definitions with the version number that matches the version number shown in the footer of this Agreement at https://www.raboag.com/about-us/scheduledefinitions-167.

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EXHIBIT B

APPLICABLE OBLIGOR COVENANTS SCHEDULE

Covenants

Until such time as all Obligations have been paid in full:

1.02       Other Covenants.

(a)            Current Ratio. AppHarvest Morehead Farm, LLC shall maintain a current ratio of not less than 1.15:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31,2021.

(b)            Leverage Ratio. AppHarvest Morehead Farm, LLC shall maintain a Leverage Ratio of not more than 8.00:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31, 2022; a Leverage Ratio of not more than 5.00:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31, 2023; a Leverage Ratio of not more than 4.50:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31, 2024; and a Leverage Ratio of not more than 4.00:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31, 2025. Additionally: RAF to have a control agreement in place for the Reserve Account. Balance of Reserve Account to be maintained at the amount required to satisfy the Leverage Ratio as of the most recent measurement date until such time as new measurement is performed and Reserve Account balance is adjusted accordingly.

(c)            Debt Service Coverage Ratio. AppHarvest Morehead Farm, LLC shall maintain a DSCR of not less than 1.25:1.00 as of each semi-annual fiscal period, beginning effective with fiscal year ending December 31, 2022.

2.01       Reporting Requirements.

(a)            as soon as available, but no later than 120 days after the end of each fiscal year end, a copy of CPA Compiled financial statements of AppHarvest Morehead Farm for that period;

(b)            as soon as available, but no later than 60 days after the end of each June 30, a copy of CPA Compiled financial statements of AppHarvest Morehead Farm for that period;

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ADDENDUM TO MASTER Credit aGReement

This Addendum to Master Credit Agreement ("Addendum") is entered into and is dated and made effective as of June 15, 2021 between APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company ("Party") and RABO AGRIFINANCE LLC, a Delaware limited liability company (the “Lender”). The Party and the Lender agree as follows:

PRELIMINARY STATEMENT. The Party and the Lender have entered into the Master Credit Agreement dated as of June 15, 2021 (said agreement as amended by any and all modifications or amendments thereto is hereinafter referred to as the "Credit Agreement." The terms defined in the Credit Agreement are used herein as therein defined).

Party and Lender wish to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, Party and Lender agree as follows:

1.             Definitions. The following items, terms, and definitions are to supplement or replace the capitalized terms and/or their definitions contained in the Credit Agreement, including without limitation Exhibit A to the Credit Agreement, Schedule of Definitions and Covenants, Article 1 – Definitions (the “MCA Definitions”). To the extent that the capitalized terms and their definitions below conflict with the MCA Definitions, the capitalized terms and definitions set forth below shall control:

ARTICLE 2

2.02 Good Faith and Commercial Reasonableness Notwithstandig anything within this agreement or any of the related Loan Documents to the contrary, the parties shall act in good faith and in commercial reasonableness in exercising their rights and remedies under this agreement and the related Loan Documents.

ARTICLE 3

3.08	Reporting Requirements. Lender may, from time to time, ask for various reporting and other such documentation from each Party to the Agreement regarding the operations, business, corporate affairs and financial condition, including without limitation financial, tax, and other corporate records reporting. Said reporting and/or documentation requests will be made by Lender in its sole and absolute discretion. Except where such reports shall be delivered within a different time period, each Party will be required to provide Lender with the requested reporting within 30 days of the receipt of written notice from Lender. Financial reporting, if any, will be at least of the quality specified in the notice and may be (i) tax returns, (ii) self-prepared financial statements, (iii) CPA Compiled statements, (iv) CPA Reviewed statements and/or (v) CPA Audited statements each based upon either US GAAP or FFSC reporting as also specified in the notice. Notwithstanding the foregoing, in the event of a conflict between this Section 3.08 and the reporting requirements in Section 2.01 of the Applicable Obligor Covenants Schedule, Section 2.01 of the Applicable Obligor Covenants Schedule shall control.

ARTICLE 6

6.01	Representations. Party represents (collectively, the “Party Representations”) to Lender that:

(a)            Good Standing. If Party is anything other than an individual, Party was duly formed, is validly existing and in good standing and qualified to do business in its state of organization and each state in which it conducts its business. (Party must be in good standing within 30 days of written notice from the applicable governmental authority that Party has failed to maintain good standing status)

(l)       Tax Returns. Party has filed all tax returns (federal, state, and local) required to be filed by Party and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties (unless the same are contested in accordance with Section 7.08 below);

(m)       Applicable Laws Compliance. Party is in material compliance with all Applicable Laws (including all Environmental Laws) the violation of which might cause a Material Adverse Effect, and there is no claim, action, proceeding or investigation pending or to Party's knowledge threatened against Party with respect to a violation of Applicable Law by Party;

ARTICLE 7

7.03 Maintenance of Assets. Party shall maintain and preserve all rights, privileges, and franchises Party now has (except where a failure to do so would not reasonably likely to have a Material Adverse Effect); and make any repairs, renewals, or replacements to keep Party's properties in good working condition.

7.08 Compliance with Laws. Party shall comply in all respects with all Applicable Laws and pay before delinquency, all taxes, assessments, and governmental charges imposed upon Party or its property, unless such items are contested in good faith, by appropriate proceedings, which has the effect of suspending collection and enforcement thereof, and the Party’s unrestricted cash reserves are adequate are established with respect to such contested item in accordance with GAAP.

7.10 Insurance. Party shall maintain, or cause to be maintained, all insurance policies and any such additional insurance as required by Lender or any Swap Counterparty from time to time. All policies of insurance required must be issued by companies approved by Lender and the Swap Counterparties, and must be acceptable to Lender and the Swap Counterparties as to amounts, forms, risk coverages, deductibles, expiration dates, and loss payable and cancellation provisions. In addition, each required policy must contain such endorsements as Lender or the Swap Counterparties may require and must provide that all proceeds be payable to Lender and the Swap Counterparties to the extent of their respective interests. If and whenever Lender or a Swap Counterparty believes that any required insurance is not in effect, then unless Party provides evidence satisfactory evidence to Lender that such insurance is in effect within three Business Days following notice from Lender to Party, Lender or that Swap Counterparty may (but will not be obligated to) procure that insurance at Party's expense. Party shall reimburse Lender and the Swap Counterparties, on demand, for all premiums on that insurance paid by Lender or the Swap Counterparties, respectively. If any Real Estate is located in an area now or hereafter designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Borrower agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Real Estate is located in a special flood hazard area, for the lesser of 1) the full unpaid principal balance of the Loan, plus Swap Counterparties’ derivative exposure under the Hedging Agreements as calculated by Swap Counterparties, plus any prior Lien on the property securing the Loan, 2) the total replacement value of any structure located in the flood hazard area, or 3) the maximum amount available under the National Flood Insurance Program for the particular type of property, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the Loan.

7.16 Reporting Requirements. Party shall furnish to Lender notice of the occurrence of any of the following, promptly, but in any event no later than five days after such occurrence becomes known to Party: (i) any lawsuit, tax claim or other dispute if filed or threatened against Party in an amount greater than $500,000.00; (ii) any substantial dispute between Party and any Governmental Authority; (iii) the failure by Party to comply with the terms and provisions of this Agreement; (iv) any Material Adverse Effect as to Party; or (vi) any change in Party's name, legal structure, place of business, or executive office, including any change from Party's previous reports of: any individual who owns, directly or indirectly, 25 percent or more of the equity interest of the legal entity that is a Party to this Agreement (e.g., each individual who owns 25 percent or more of the shares of a corporation), and (y) any single individual with significant responsibility for managing the legal entity that is a Party to this agreement (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer), and, as to both (x) and (y), such new individual's name, address, date of birth, and Social Security number (or passport number or other similar information, where applicable).

ARTICLE 11

11.11 Inability to Determine Rates. If the Lender determines, in its sole discretion (which shall be conclusive absent manifest error), that (i) an index rate or any tenor(s) of such index rate used in connection with the calculation of interest under this Agreement is no longer appropriate for the purposes of calculating interest; (ii) adequate and reasonable means do not exist for ascertaining such index rate; (iii) such index rate ceases to be adopted or used for calculation of interest in customary market usage in the relevant markets; or (iv) it is announced by the applicable administrator of such index rate, a governmental or regulatory authority or insolvency court having jurisdiction over such administrator, or a governmental authority having jurisdiction over the Lender that such index rate will no longer be made available, or no longer be representative or otherwise should not be used, then (A) the obligation of Lender to make or maintain any Loan bearing interest at such index rate or calculated based on such interest rate shall be suspended, and any Loan which would otherwise bear interest at such index rate or calculated based on such interest rate shall accrue interest at that rate, per annum, equal to a rate as determined by Lender in (B), and (B) Lender may, in its sole discretion, upon delivery of notice to and without any further action or consent of the Borrower, amend this Agreement effective as of the date specified in such notice to replace such index rate so that interest will be calculated based on an alternative index rate (or rates), which, if it is not the current index rate being replaced, may include a daily index rate, a term index rate or a compounded index rate referencing the secured overnight financing rate (“SOFR”), a measure of the cost of borrowing cash overnight collateralized by Treasury securities, and may include a corresponding spread adjustment (or adjustments) which may be different to the previously specified interest rate, and any spread adjustment is separate from, and in addition to, the Interest Rate Margin, and such alternative rate and any such spread adjustments shall, in Lender’s discretion (which shall be conclusive absent manifest error), take into account benchmark rates and means of calculating spread adjustments that are being generally accepted in the commercial markets; provided that the Lender shall be permitted by notice to the Borrower to make any other technical, administrative, operational or consequential changes from time to time to this Agreement and any other Loan Document as are necessary or desirable (in Lender’s opinion, which shall be conclusive absent manifest error), in order to provide for the use of such alternative rate (or rates) including any  corresponding spread adjustment (or adjustments). The Lender shall notify the Borrower of any such technical, administrative, operational or consequential changes to this Agreement and/or any other Loan Document, which, in each case, shall become effective on the date specified or described in such notice to the Borrower.

ARTICLE 12

12.09 Governing Law State. The Governing Law State is Kentucky

DEFINITIONS

Reserve Account means a deposit account of the Borrower maintained with a financial institution, into which account deposits are made in accordance with the Credit Agreement and other Loan Documents. The account shall be subject to a control agreement granted by the Borrower in favor of Lender to secure the Loan Obligations. The Reserve Account shall be classified as a current asset of the Borrower.

Leverage Ratio means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Loan Obligations as of such date, to (b) EBITDA for the four Fiscal Quarter period then ended or most recently ended plus Reserve Account balance

1.83 Debt Service Coverage Ratio means the ratio of Stabilized EBITDA minus Compensation (to the extent, if any, not treated as an expense for purposes of calculating EBITDA), minus Distributions, plus cash contributions, and minus cash income taxes to the current portion of Funded Debt plus interest expense, plus Capital Lease payments.

1.86 Default Rate means the rate applicable to the unpaid principal balance of the Loans plus 5.000% per annum. Interest payable at the Default Rate shall be paid from time to time on demand, or if not sooner demanded, on the first day of each month. The provisions of this section will neither constitute a waiver of any Event of Default nor require the declaration of an Event of Default.

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1.135

(c) is hereby deleted

(d) Taxes, Insurance, Collateral Maintenance. Borrower does not (i) pay (or cause payment of) all taxes assessed on the Collateral prior to the date when delinquent (subject to Party’s right to context such taxers as allowed by the Transaction Documents); (ii) maintain (or cause to be maintained) all policies of insurance required under the Transaction Documents and pay (or cause payment of) all premiums for that insurance on or prior to the date when due; and (iii) maintain the Collateral (or cause the Collateral to be maintained) in good condition and repair, all in accordance with the terms and conditions of the Transaction Documents;

(f) is herey deleted

1.246 Permitted Liens means the following if not otherwise prohibited under the Loan Documents: (a) Liens in favor of Lender or any of its Affiliates; (b) if an individual, additional Liens against the personal assets of that individual as an individual, to secure debt for primarily consumer purposes; (c) Liens for taxes not yet due, unless contested in good faith, by appropriate proceedings, which has the effect of suspending collection and enforcement thereof, and Party’s unrestricted cash reserves are adequate are established with respect to such contested taxes in accordance with GAAP; (d) pledges or deposits to secure obligations under workers’ compensation or unemployment laws or similar legislation or to secure public or statutory obligations; (e) Liens and encumbrances appearing in Lender’s title insurance policy, (f) servitudes, easements, zoning restrictions, rights of way, covenants, conditions, and restrictions and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or would not reasonably be expected to result in a Material Adverse Effect; (g) tenancy leases and other interests of lessees and lessors under leases of real or personal property made in the ordinary course of business that would not reasonably be expected to result in a Material Adverse Effect; (h) Liens which have been bonded over in accordance with applicable legal procedure or as to which title insurance coverage has been obtained for the benefit of Lender; (i) Liens favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts; (k) equipment leases entered into in the ordinary course; and (l) Liens for materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s, builders, contractors, suppliers of material or architects or other similar construction and other similar Liens incidental to construction, maintenance or operations, in each case arising in a manner consistent with market practice, which secure obligations that (i) (A) are not overdue for a period of more than sixty (60) days, and (B) individually or together with all other Permitted Liens outstanding on any date of determination, would not reasonably be expected to result in a Material Adverse Effect, or (ii) are contested in good faith, by appropriate proceedings, which has the effect of suspending collection and enforcement thereof, and Party’s unrestricted cash reserves are adequate are established with respect to such contested taxes in accordance with GAAP.

1.263 Prohibited Transfer means: any of the following which isn’t a Permitted Lien (a) any sale, contract to sell, conveyance, encumbrance, pledge, Mortgage, or lease of the Collateral described in any Mortgage to or for the benefit of a Person not the original Borrower under any Mortgage, and not expressly permitted under any Mortgage or the other Collateral Documents, or other transfer of all or any material part of the Collateral secured by any Mortgage or any interest in it, including any transfer of Mineral Rights, Water Rights, or water stock, whether voluntary, involuntary, by operation of law or otherwise; (b) if Borrower is a corporation, any transfer or transfers of shares of the voting power or the direct or indirect beneficial ownership of Borrower; (c) if Borrower is a partnership, withdrawal or removal of any general partner, dissolution of the partnership under Applicable Law, or any transfer or transfers of the partnership interests; (d) if Borrower is a limited liability company, withdrawal or removal of any managing member (unless replaced with an Affiliate of AppHarvest, Inc., a Delaware corporation), termination of the limited liability company or any transfer or transfers of the direct voting power or the ownership of the direct economic interest in the Borrower (other than to an Affiliate of AppHarvest, Inc., a Delaware corporation), except as provided herein; or (e) if Borrower is a trust, withdrawal or removal of any trustee or revocation of the trust. Notwithstanding anything to the contrary in the foregoing, (i) Borrower shall be permitted to transfer up to 49% of the direct ownership interests in Borrower, so long as AppHarvest, Inc., a Delaware corporation Controls Borrower, (ii) Borrower shall be permitted to transfer all or a portion of the direct ownership interests in Borrower to an Affiliate of AppHarvest, Inc., a Delaware corporation, (iii) the transfer of any indirect ownership interest in Borrower shall not be deemed a Prohibited Transfer, so long as AppHarvest, Inc., a Delaware corporation Controls Borrower, and (iv) any transfer of equity securities on a nationally-recognized securities exchange shall not be deemed a Prohibited Transfer.

1.285 Schedule of Definitions and Covenants means this Schedule of Definitions and Covenants, as may from time to time be amended, modified, replaced or supplemented in Lender’s sole discretion and marked as Exhibit A and incorporated into the MCA. The Schedule of Definitions and Covenants as they pertain to this Credit Agreement shall not be amended, modified, or replaced without consent of Party.

2.01 Financial Covenants: Lender may require any one or more of the following, as applicable, if expressly set forth in the Applicable Obligor Covenant Schedule or any Facility Sheet:

2.01 Other Covenants

Section 2.01 (a) and (b) are hereby deleted

2.02 Reporting Requirements. Borrower shall furnish to Lender, if expressly set forth in the Applicable Obligor Covenant Schedule or any Facility Sheet:

2.              Modification Agreement. This Addendum does not release or extinguish the Loans under the Credit Agreement. All Collateral granted to or for the benefit of Lender for purposes of securing the Loans also secures the Loans under the Credit Agreement, as amended by this Addendum; and Party reaffirms the terms and provisions of all Collateral Documents.

3.              Reference to and Effect on the Credit Agreement.

(a)       On and after the date hereof, each reference in the Credit Agreement to "this agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b)       Except as specifically amended by any prior amendments, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)       The execution, delivery and effectiveness of this Addendum shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

4.              Execution in Counterparts. This Addendum may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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5.             Expenses. The Party shall pay on demand all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, and administration of this Addendum (including, without limitation, Legal Fees incurred in connection with the preparation of this Addendum and advising the Lender as to its rights, and the cost of any credit verification reports or field examinations of the Party's properties or books and records). The Party's Loans to the Lender under this Section shall survive termination of this Addendum and repayment of the Party's Loans to the Lender under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first above written.

PARTY:

Address for Notices:	APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company
500 Appalachian Way
Morehead, KY 40351
	By:	/s/ Loren Joseph Eggleton
Alternate address for notice by U.S. Mail:		LOREN JOSEPH EGGLETON
401 W. Main Street, Suite 321		Chief Financial Officer
Lexington, KY 40507

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LENDER:

Address for Notices:	RABO AGRIFINANCE LLC

14767 N. Outer 40 Rd., Suite 400
Chesterfield, MO 63017	By:	/s/ Sandy Siebert
Attention: Loan Closing Department		Name:	Sandy Siebert
		Title:	Vice President

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FACILITY SHEET

(REAL ESTATE TERM LOAN 1)

This Facility Sheet (as may be amended, modified or supplemented from time to time, referred to herein as this “Facility Sheet”) is dated as of June 15, 2021 and is with regard to Facility Loan No. 21627 between APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company ("Borrower") and RABO AGRIFINANCE LLC, a Delaware limited liability company (“Lender”) and hereby supersedes any and all previous facility sheets that governed this obligation.

Parties and Lender have entered into a Master Credit Agreement (“MCA”) dated June 15, 2021 which may include schedules, addendums, and exhibits thereto. The MCA incorporates by reference and includes a Schedule of Definitions and Covenants (“Schedule of Definitions and Covenants”) dated of even date with the MCA and any Applicable Obligor Covenant Schedule. Borrower agrees that Borrower has received and reviewed the Schedule of Definitions and Covenants and any Applicable Obligor Covenant Schedule. All terms, covenants, conditions and restrictions set forth in the MCA are incorporated herein by reference as if fully set forth herein. Capitalized terms contained in this Facility Sheet are used as defined in the Schedule of Definitions and Covenants and any Applicable Obligor Covenant Schedule. Some or all of the capitalized terms defined in the Schedule of Definitions and Covenants are used in this Facility Sheet as so defined and the terms of such Schedule of Definitions and Covenants are incorporated by reference into this Facility Sheet for purposes of so defining the capitalized terms that are used in this Facility Sheet in accordance with the Schedule of Definitions and Covenants. To the extent any term is defined in the Schedule of Definitions and Covenants but is not used in this Facility Sheet or any amendment, modification or supplement to this Facility Sheet, such term shall be deemed to be disregarded, of no meaning and without any effect. Except as otherwise defined in this Facility Sheet, the MCA or in the Schedule of Definitions and Covenants, or unless the context otherwise requires, each term that is used in this Facility Sheet which is defined in Article 9 of the UCC shall have the meaning ascribed to that term in Article 9 of the UCC.

Borrower requests that Lender make a Loan pursuant to this Facility Sheet. Lender agrees to make such Loan, subject to the terms and conditions of this Facility Sheet, the MCA and the Schedule of Definitions and Covenants.

Article 1 - PRINCIPAL LOAN TERMS

This Facility Sheet is made and entered on the following Loan terms:

1.01         Loan Type: The Loan Type being made pursuant to this Facility Sheet is as follows: Real Estate Term Loan 1.

1.02         Loan Amount. Lender shall lend or has loaned Borrower the original principal amount of $75,000,000.00.

1.03         Purpose. The Real Estate Term Loan 1 must be used only for the refinance of AppHarvest Morehead Farm, LLC greenhouse facility located in Morehead, KY.

1.04         Interest Rate. The unpaid principal balance of the Real Estate Term Loan 1 will bear interest at a rate equal to the one month LIBOR plus 2.500% per annum, Adjusted on the first day of each month but in no event shall the calculated interest rate under this section be less than zero.

1.05         Interest Margin Adjustment.

(a)            On July 1, 2023 and the end of each successive two year period (each of those dates a "Real Estate Term Loan 1 Margin Adjustment Date"), Lender may Adjust the Interest Rate Margin applicable to the Real Estate Term Loan 1 to any percent per annum determined by Lender. Notwithstanding anything contained herein to the contrary, Lender shall not increase the Interest Rate Margin by more than 2% per adjustment Any portion of the Real Estate Term Loan 1 which, on any particular Real Estate Term Loan 1 Margin Adjustment Date, is the subject of a Hedging Agreement with Lender or one of its Affiliates (the "Swapped Portion of the Real Estate Term Loan 1") will not be subject to Adjustment of the Interest Rate Margin on that Margin Adjustment Date (but will be subject to Adjustment of the Interest Rate Margin on any and all subsequent Margin Adjustment Dates if and to the extent that portion is, at that time, a Non-Swapped Portion of the Real Estate Term Loan 1).

(b)            Beginning on each Real Estate Term Loan 1 Margin Adjustment Date until the next succeeding Real Estate Term Loan 1 Margin Adjustment Date or the Real Estate Term Loan 1 Maturity Date, whichever is earlier, Lender will calculate the Interest Rate applicable to the Real Estate Term Loan 1 by adding the applicable published rate to a weighted average Interest Rate Margin based on (i) the Interest Rate Margin calculated for the Non-Swapped Portion of the Real Estate Term Loan 1, (ii) the Interest Rate Margin rate calculated for the Swapped Portion of the Real Estate Term Loan 1 and (iii) the unpaid principal balance of each respective portion of the Real Estate Term Loan 1.

(c)            Lender shall notify Borrower of the new Interest Rate Margin applicable to the Real Estate Term Loan 1 not less than 30 days prior to the effective date of the Adjustment. The Adjusted Interest Rate Margin will become effective upon the applicable date of Adjustment; except that Borrower may, at its option, elect to Prepay the entire unpaid principal balance of the Real Estate Term Loan 1, all accrued interest and all other charges due under the Real Estate Term Loan 1, by giving notice to Lender no later than the effective date of the Adjustment. If there is a Notice of Election to Prepay, Borrower shall pay the entire unpaid principal balance of the Real Estate Term Loan 1, all accrued interest and all other charges due under this Facility Sheet with respect to the Real Estate Term Loan 1, without Prepayment Fee or penalty, within 90 days after the effective date of the Adjustment. If Lender does not receive a Notice of Election to Prepay Borrower will be deemed to have agreed to the Adjustment. A Notice of Election to Prepay will not affect the effective date of the Adjustment of the Interest Rate Margin.

1.06         Required Payments; Maturity Date.

(a)            Borrower shall pay accrued interest on the Real Estate Term Loan 1 on July 1, 2021 and on the first day of each January, April, July and October after the Closing Date to the Real Estate Term Loan 1 Maturity Date.

(b)            Borrower shall pay principal in the amount of $937,500.00, on January 1, 2022, and on the first day of each January, April, July and October after the Closing Date to the Real Estate Term Loan 1 Maturity Date.

(c)            The unpaid principal balance of, all unpaid accrued interest on, and other charges under this Facility Sheet with respect to the Real Estate Term Loan 1, shall be paid on April 1, 2031 (the "Real Estate Term Loan 1 Maturity Date").

1.07         Prepayments. Prepayments of the Real Estate Term Loan 1 are subject to the following:

(a)            The Real Estate Term Loan 1 may not be Prepaid during the first 12 Real Estate Term Loan 1 Loan Months, but may be Prepaid at any time thereafter without Prepayment Fee or penalty.

1.08         Definition of "Loan Month." The term "Real Estate Term Loan 1 Loan Month" means the one month period beginning on the first day of the calendar month immediately following the Closing Date, and each successive one month period.

1.09         The Real Estate Term Loan 1 Note. The Real Estate Term Loan 1 has been or will be evidenced by this Facility Sheet and a promissory note in a form provided by Lender (the "Real Estate Term Loan 1 Note").

Article 2 - COVENANTS REGARDING THE LOAN TYPE MADE UNDER THIS FACILITY SHEET

2.01         Prepayments Generally. Prepayments must be accompanied by all unpaid accrued interest on the Prepayment and all other amounts due under this Facility Sheet. Each Prepayment of a portion of the Loan will be applied to the most remote payment of the principal due under this Facility Sheet. If Lender receives any Prepayment which it is permitted to refuse, Lender may accept the Prepayment; except that Lender may, as a condition of acceptance, require the payment of interest which would accrue on the amount Prepaid through the date when Lender would be obligated to accept the Prepayment, or the date the principal amount Prepaid would be due under this Facility Sheet, whichever is earlier.

2.02         Default Rate. Upon the occurrence of an Event of Default, the principal balance of the Loan and, to the extent permitted by Applicable Law, all other Loan Obligations shall, from the date of the Event of Default until the date Lender notifies Borrower that it is waived or cured or all Loan Obligations are paid in full, bear interest at the Real Estate Term Loan 1 Default Rate. Subject to the provisions of the Schedule of Definitions and Covenants and this Facility Sheet, the "Real Estate Term Loan 1 Default Rate" means the rate applicable to the unpaid principal balance of the Real Estate Term Loan 1 plus 5% per annum. Interest payable at the Real Estate Term Loan 1 Default Rate shall be paid from time to time on demand, or if not sooner demanded, on the first day of each month. The provisions of this section may result in compounding of interest. The provisions of this section will neither constitute a waiver of any Event of Default nor require the declaration of an Event of Default.

Article 3 - CONDITIONS

3.01         Conditions of the Loan. Lender's obligation to make the Loan(s) is subject to the following conditions precedent:

(a)            Lender has received a written opinion from Borrower's legal counsel acceptable to Lender, covering all issues required by Lender;

(b)            Lender’s receipt of a closing fee in the amount of $375,000.00; and

(c)            reimbursement of Lender's out of pocket expenses, including Legal Fees and any fees and costs payable by Lender as set forth in the MCA or any amendment, modification or supplement thereto, incurred in connection with the underwriting of the Loans or the Closing.

Article 4 – REPRESENTATIONS AND WARRANTIES

Until such time as all Obligations have been paid in full and Lender has no obligation to make any additional advance under the Loan, Borrower (or the Person or Persons being one or more of the Borrowers as may be specifically named in any of the following representations and covenants) agrees to and makes the following representations and covenants:

4.01         Master Credit Agreement Representations. Borrower re-makes and confirms all of Borrower Representations set forth in the MCA.

4.02         Entire Agreement. This Facility Sheet and the other Loan Documents, collectively: (i) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (ii) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (iii) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.

4.03         Covenants. Borrower hereby makes and agrees to be bound by all of the Covenants as set forth on Schedule 1 attached hereto and made a part hereof.

4.04         Reporting Requirements. Borrower hereby makes and agrees to be bound by all of the Reporting Requirements as set forth on Schedule 2 attached hereto and made a part hereof.

4.05         Expenses. The Borrower shall pay within ten (10) Business Days after demand from Lender, all costs and expenses incurred (or reimburse Lender for payment of) in connection with the preparation, execution, delivery, filing, and administration of this Facility Sheet (including, without limitation, Legal Fees incurred in connection with the preparation of this Facility Sheet and advising the Lender as to its rights, and the cost of any credit verification reports or field examinations of the Borrower's properties or books and records).

4.06         Counterpart Execution. This Facility Sheet may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. A signed copy of this Facility Sheet transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Facility Sheet for all purposes; provided, however that Borrower shall promptly deliver an original signed copy of this Facility Sheet to Lender.

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BORROWER:

Address for Notices:	APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company
500 Appalachian Way
Morehead, KY 40351
	By:	/s/ Loren Joseph Eggleton
Alternate address for notice by U.S. Mail:		LOREN JOSEPH EGGLETON
401 W. Main Street, Suite 321		Chief Financial Officer
Lexington, KY 40507

LENDER:

Address for Notices:	RABO AGRIFINANCE LLC

14767 N. Outer 40 Rd., Suite 400
Chesterfield, MO 63017
Attention: Loan Closing Department	By:	/s/ Sandy Siebert
		Name:	Sandy Siebert
		Title:	Vice President

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SCHEDULE 1

Covenants

Until such time as all Obligations have been paid in full:

1.01       Insurance.

(a)            If any Real Estate is located in an area now or hereafter designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Borrower agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Real Estate is located in a special flood hazard area, for the lesser of 1) the full unpaid principal balance of the Loan, 2) the total replacement value of any structure located in the flood hazard area or 3) the maximum amount available under the National Flood Insurance Program for the particular type of property, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the Loan.

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SCHEDULE 2

Reporting Requirements

2.01       Reporting Requirements. Borrower shall furnish to Lender:

(a)            promptly upon receipt, copies of all Notices, orders, or other communications regarding (i) any enforcement action by any Governmental Authority relating to health, safety, the environment, or any Hazardous Substances with regard to Borrower's property, activities, or operations, or (ii) any claim against Borrower regarding Hazardous Substances;

(b)            promptly upon Lender's request, all other books, records, statements, lists of property and accounts, budgets, forecasts, reports, records or other information pertaining to the condition or operations of Borrower requested by Lender.

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RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: RABO AGRIFINANCE LLC 14767 N. Outer 40 Rd., Suite 400 Chesterfield, MO 63017 Attn: Loan Operations

Space above this line for Recorder's Use

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ENVIRONMENTAL INDEMNITY AGREEMENT

(Rowan County, Kentucky)

This agreement (“Environmental Indemnity”) is dated as of June 15, 2021. It is by APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company ( "Indemnitor"), to and in favor of RABO AGRIFINANCE LLC, a Delaware limited liability company, as agent for itself and the other Secured Parties under the Collateral Agency Agreement (defined herein; and Rabo AgriFinance LLC, in that capacity, "Indemnified Agent").

RABO AGRIFINANCE LLC, a Delaware limited liability company, as Lender ("Lender") has or may extend credit to Indemnitor under the terms and conditions of the Master Credit Agreement between Indemnitor and Lender dated June 15, 2021 (the "MCA"). Each capitalized term used in this Environmental Indemnity that is defined in the MCA and not defined in this Environmental Indemnity will have the meaning specified in the MCA. This Environmental Indemnity will be interpreted in accordance with the Drafting Conventions.

Indemnitor has or may also enter into certain derivatives transactions under Hedging Agreements with Swap Counterparties, under which Indemnitor has or may incur Hedging Obligations to Swap Counterparties.

The Loan Obligations (defined in the MCA) may be, from time to time, guaranteed by or will be guaranteed by the Guarantor(s) (“Guarantor Indemnitor”) under the terms and conditions of one or more guaranties in favor of Secured Parties (collectively, the "Guaranty").

Subject to this Environmental Indemnity, the Loan Obligations and the Obligations of Guarantor Indemnitor to Swap Counterparties under the Hedging Agreements or any guaranty given by Guarantor Indemnitor to secure the Hedging Obligations are secured by the Mortgage, Assignment of Rents and Security Agreement given by AppHarvest Morehead Farm ("Grantor") to Indemnified Agent and dated as of the date of this agreement (the "Mortgage"), encumbering the real estate described on Exhibit A attached (the "Land"; and the Land and all buildings, structures and other improvements now or hereafter located thereon, the "Property").

The Mortgage also secures all Obligations of Indemnitor to Lender, Coöperatieve Rabobank U.A., (trading as Rabobank), a foreign banking organization organized as a cooperative bank under the laws of The Netherlands ("Rabobank") and Rabobank, N.A., a national banking association ("RNA"), or any other Affiliate of Lender (Lender, Rabobank and RNA, and any other Affiliate of Lender are herein individually and collectively, "Secured Parties") under the terms and conditions of any other written instrument or agreement executed by Indemnitor and which specifically recites that those Obligations are secured by the Mortgage.

Lender and Swap Counterparties require that Indemnitor provide this Environmental Indemnity as a condition of the MCA and the Hedging Agreements, respectively.

1.                     Due Investigation. Indemnitor has delivered to Lender the Environmental Information which constitutes due investigation of (a) the present and past uses of the Property including due inquiry of the appropriate governmental agencies and offices and Indemnitor has examined or been advised of Environmental Laws (defined herein); and (b) the condition of all buildings and other improvements on the Property under applicable Building Laws (defined herein). Upon Indemnified Agent's or a Secured Party's request, Indemnitor will provide Indemnified Agent and the Secured Parties with a written summary of Indemnitor's investigations and copies of all written inquiries and responses to and from applicable governmental authorities.

2.                     Representations.

(a)                  Indemnitor is the owner of fee simple title to the Property.

(b)                  The Property is substantially in the same condition as when Lender made its appraisal thereof.

(c)                  To the best of Indemnitor’s knowledge, there is outstanding no unrecorded contract of sale or other conveyance of the Property or any part thereof.

(d)                  To the best of Indemnitor’s knowledge, there are no claims, liens, easements or other rights or interests which affect or might affect the Property other than Permitted Liens.

(e)                  There is no security interest on equipment or fixtures attached to said premises; other than those shown by the appropriate public records and Permitted Liens.

(f)                   The Property does not contain any facility that is subject to reporting under Section 312 of the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11022).

(g)                  The Property is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) in accordance with Section 116 of CERCLA (42 U.S.C. 9616).

(h)                  Except as may be set forth in the Environmental Information, Indemnitor has no knowledge after due investigation (i) of the presence of any Hazardous Substances on the Property in violation of any Environmental Laws; (ii) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property or any Other Property (defined herein) other than the presence, use, storage and disposal of Hazardous Substances in quantities as necessary for the operation and maintenance of the Property and Indemnitor’s business operations thereon, or in the form of consumer products held for retail sale in sealed containers, all of which Indemnitor covenants have and will be used, stored and disposed of in accordance with commercially reasonable practices and all applicable Environmental Laws; or (iii) of any underground storage tanks or underground Hazardous Substance deposits are located on the Property.

(i)                   Indemnitor has not received written notice of (a) any failure by any Person to comply with all currently applicable Environmental Laws with respect to the generation, recycling, reuse, sale, storage, handling, transport and disposal of Hazardous Substances on or from the Property; or (b) any failure of the Property to comply with all currently applicable Building Laws. Indemnitor shall cause the Property to be in compliance with all Building Laws and Environmental Laws and agrees to provide Lender, within thirty (30) days after a written demand by Lender, satisfactory evidence of such compliance. Indemnitor warrants the Property is the only real property or interest in real property required to operate the Property (and all improvements thereon) and, to Indemnitor’s knowledge, the Property is in compliance with all Building Laws, except as otherwise disclosed to Lender in writing. All certificates of occupancy and other governmental permits and approvals necessary for the occupancy of the Property have been obtained. All buildings and other improvements currently located on the Property are located outside a 100-year flood plain, or are covered by adequate flood insurance.

(j)                   With respect to all buildings or improvements to the Property, if any, to be constructed and paid for with Loan proceeds, no changes to the plans and specifications for such buildings or improvements, submitted to and approved by Lender, have been required by governmental authorities, and all permits necessary to construct such buildings and improvements have been issued on the basis of the plans and specifications submitted to and approved by Lender.

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3.                     Construction of New Improvements. All buildings, structures and other improvements to be built or constructed on the Property shall be constructed in accordance with and shall fully comply with all applicable Building Laws and shall be located outside of any 100-year flood plain or will be continuously covered by adequate flood insurance.

4.                     No Release or Waiver. Indemnitor has not and will not release or waive the liability of any previous owner, lessee or operator of the Property, or any other person or entity potentially responsible under applicable Environmental Laws for the presence or removal of Hazardous Substances on or from the Property without the prior consent of Lender, and Indemnitor has made no promises of indemnification regarding Hazardous Substances to any Person other than Indemnified Agent.

5.                     Notice to Lender. Indemnitor will promptly notify Indemnified Agent if Indemnitor receives written notice or otherwise becomes aware of (a) any Hazardous Substances or other environmental problem or liability with respect to the Property or Other Property in violation of Environmental Laws, (b) any lien, action or notice resulting from the violation of any Environmental Laws or any Building Laws, or (c) the Property being in violation of any applicable Building Laws or Environmental Laws. Pursuant to the terms of this Environmental Indemnity, at no cost to Indemnified Agent, Indemnitor will take all actions required under Environmental Laws which are necessary to remediate any Hazardous Substances affecting the Property, including removal, containment or other remedial action required by Applicable Law, or cause the Property to be in compliance with any applicable Environmental Laws or Building Laws. Any notice sent to Indemnified Agent pursuant to this paragraph will describe with particularity any actual, potential or alleged violation of Building Laws or Environmental Laws, and shall contain Indemnitor's plan or recommendations for correcting the violations.

6.                     INDEMNIFICATION. INDEMNITOR SHALL INDEMNIFY, DEFEND AND HOLD INDEMNIFIED AGENT AND SECURED PARTIES HARMLESS FROM AGAINST ANY AND ALL LOSSES WHICH ACCRUE TO OR ARE MADE AGAINST OR INCURRED BY INDEMNIFIED AGENT AND THE OTHER SECURED PARTIES WHICH DIRECTLY OR INDIRECTLY ARISE OUT OF OR RESULT FROM (A) THE INACCURACY OF ANY OF THE CERTIFICATIONS, REPRESENTATIONS OR WARRANTIES OF INDEMNITOR CONTAINED IN THIS ENVIRONMENTAL INDEMNITY, (B) THE OCCURRENCE, AT ANY TIME PRIOR TO FORECLOSURE TRANSFER, OF ANY ACTIVITIES ON THE PROPERTY DURING INDEMNITOR’S OWNERSHIP, POSSESSION OR CONTROL OF THE PROPERTY WHICH DIRECTLY OR INDIRECTLY RESULT IN THE PROPERTY OR ANY OTHER PROPERTY BEING CONTAMINATED WITH HAZARDOUS SUBSTANCES, OR THE PROPERTY BEING IN VIOLATION OF ANY APPLICABLE BUILDING LAWS OR ENVIRONMENTAL LAWS (A "HAZARDOUS SUBSTANCE ACTIVITY"), (C) ANY INVESTIGATION, INQUIRY, ORDER HEARING, ACTION, OR OTHER PROCEEDING BY OR BEFORE ANY GOVERNMENTAL AGENCY IN CONNECTION WITH ANY HAZARDOUS SUBSTANCE ACTIVITY OCCURRING OR ALLEGEDLY OCCURRING AT ANY TIME PRIOR TO A FORECLOSURE TRANSFER, (D) THE DISCOVERY AND/OR CLEANUP OF HAZARDOUS SUBSTANCES DEPOSITED OR EXISTING OR ALLEGEDLY EXISTING ON THE PROPERTY OR ANY OTHER PROPERTY AT ANY TIME PRIOR TO A FORECLOSURE TRANSFER, (E) ANY BREACH BY INDEMNITOR OF ANY OF ITS COVENANTS OR AGREEMENTS SET FORTH IN THIS ENVIRONMENTAL INDEMNITY; AND (F) ANY CLAIM, DEMAND OR CAUSE OF ACTION, OR ANY ACTION OR OTHER PROCEEDING, WHETHER MERITORIOUS OR NOT, BROUGHT OR ASSERTED AGAINST INDEMNIFIED AGENT OR THE OTHER SECURED PARTIES WHICH RELATES TO, ARISES FROM OR IS BASED ON ANY OF THE MATTERS DESCRIBED IN CLAUSES (A), THROUGH (F) HEREOF, OR ANY ALLEGATION OF ANY SUCH MATTERS, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE INDEMNIFIED AGENT OR SECURED PARTIES AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. THIS INDEMNIFICATION WILL APPLY TO AND INCLUDE CLAIMS OR ACTIONS BROUGHT BY OR ON BEHALF OF EMPLOYEES OF INDEMNITOR. INDEMNITOR AGREES THAT A SEPARATE ACTION MAY BE BROUGHT TO ENFORCE THE PROVISIONS IN THIS ENVIRONMENTAL INDEMNITY. As used in this Environmental Indemnity, the phrase "at any time prior to a Foreclosure Transfer" includes the period between the time of Indemnitor's disposition of the Property and the time of a Foreclosure Transfer (in the event that Indemnitor disposes of the Property prior to a Foreclosure Transfer), as well as the period during which Indemnitor holds title to the Property.

7.                     Survival of Obligations. Indemnitor's Obligations under this Environmental Indemnity will survive the sale or other transfer of the Property prior to a Foreclosure Transfer. The rights of Indemnified Agent and Secured Parties under this Environmental Indemnity shall be in addition to any other rights and remedies of Indemnified Agent or Secured Parties against Indemnitor under any other document or instrument now or hereafter executed by Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any such rights. Indemnitor agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any other Indemnitor under this Environmental Indemnity unless and until all Obligations of such Indemnitor have been satisfied. Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of Indemnified Agent and the other Secured Parties against each Indemnitor hereunder.

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8.                     Unconditional Obligations. Indemnitor's Obligations under this Environmental Indemnity are unconditional and shall not be limited by any limitations on liability provided for in any Transaction Document. The certifications, representations, warranties, covenants and agreements of Indemnitor set forth in this Environmental Indemnity (including without limitation the indemnity provided for in Section 6), (a) are separate and distinct Obligations from Indemnitor’s Obligations with respect to the Loan and under the Transaction Documents shall continue in effect after any transfer of the Property, including without limitation transfers pursuant to foreclosure proceedings (whether judicial or nonjudicial), or by any conveyance in lieu of foreclosure.

9.                     Definitions. Each capitalized term used in this Environmental Indemnity that is defined in the MCA or the Mortgage and not defined in this Environmental Indemnity will have the meaning specified in the MCA or the Mortgage, respectively.

"Building Laws" means all Applicable Laws, applicable to the ownership, development or operation of the Property, including all building, zoning, planning, subdivision, fire, traffic, safety, health, labor, air quality, wetlands, shoreline and flood plain laws, statutes, regulations, ordinances and requirements, and specifically includes all applicable requirements of the Fair Housing Act of 1968, and the Americans With Disabilities Act of 1990, and all government and private covenants, conditions and restrictions applicable to the Property, all as now or hereafter amended.

"Environmental Laws" means all federal, state and local statutes, regulations, ordinances, and requirements, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup, including without limitation: The Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., as amended by the Solid and Hazardous Waste Amendment of 1984, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq., the Federal Clean Air Act, 42 U.S.C. Sections 7401-7626, Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Section 136 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Federal Rivers and Harbors Act of 1988, 33 U.S.C. Section 3401 et seq., the Federal Endangered Species Act of 1973, as amended 16 U.S.C. Section 1531 et seq. , the Federal Atomic Energy Act, 42 U.S.C. Section 3011 et seq., the Federal Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. , the Federal Environmental Policy Act, 42 U.S.C. Section 4321 et seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C. Section 1471 et seq., the Federal Hazardous Materials Transportation Table, 49 C.F.R. Section 172.101 et seq., the Federal Refuse Act, 33 U.S.C. Section 407 et seq., the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 1101 et seq., and

"Event of Default" means the breach of any term, provision, warranty or representation under this Environmental Indemnity which is not cured within any cure or grace period, if any.

"Foreclosure Transfer" means the transfer of title to all or any part of the Property at a foreclosure sale under the Mortgage, either pursuant to judicial decree or the power of sale contained in the Mortgage, or by deed in lieu of such foreclosure.

"Hazardous Substances" means any chemical, substance or material classified or designated as hazardous, toxic or radioactive, or other similar term, and now or hereafter regulated under any Environmental Law, including without limitation, asbestos, petroleum and hydrocarbon products.

"Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, Obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, Judgments, awards, amounts paid in settlement of whatever kind or nature (including Legal Fees), and all foreseeable and unforeseeable consequential damages (including, without limitation, costs of any and all investigation, cleanup, removal, remediation, closure, site restoration of any Hazardous Material, or any other remedial acts that are required to be performed on the Property by any Environmental Laws and all Legal Fees therefore).

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"Other Property" means any adjacent real property which becomes contaminated with Hazardous Substances as a result of the Indemnitor’s construction, development, operation or other activities on, or the contamination of, the Property.

"Secured Parties" means Secured Parties and any person or entity designated or appointed by Indemnified Agent or Secured Parties to acquire the Property through foreclosure or by transfer in lieu of foreclosure, and any and all other financial institutions participating in the Secured Obligations.

10.                  Indemnified Agent's Right to Join Legal Actions. Indemnified Agent shall have the right, at its option, but at Indemnitor's sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by Indemnitor or against Indemnitor or the Property, in connection with any Environmental Laws.

11.                  Interest. All Obligations of the Indemnitor under this Environmental Indemnity shall be payable on demand, and any amount due and payable under this Environmental Indemnity to Indemnified Agent by any Indemnitor that is not paid within five days after written demand for it from Indemnified Agent with an explanation of the amounts demanded shall bear interest from the highest rate permitted under Applicable Law.

12.                  Payment of Costs and Expenses. The Indemnitor shall pay to Secured Parties and Indemnified Agent all court costs, Legal Fees, including reasonable attorney’s fees and other expenses of Secured Parties or Indemnified Agent, respectively, in connection with, or the enforcement of, this Environmental Indemnity.

13.                  Notices. All notices, approvals, consents, and other communications, under this Environmental Indemnity (“Notices”) must be given in accordance with and will be subject to the terms and provisions of the MCA. Notices must be mailed or delivered, if to Indemnitor, to the address adjacent Indemnitor's signature below; if to Indemnified Agent or Lender, to 14767 N. Outer 40 Rd., Suite 400, Chesterfield, MO 63017, Attention: Loan Operations; if to Secured Parties other than Lender, c/o Rabobank, 245 Park Avenue, New York, NY 10167, Attention: Customer Service Representative; and in the case of any other Person, to the address designated by that Person in a notice to Indemnitor, Indemnified Agent, and Lender.

14.                  Binding Effect; Successors and Assigns. The Transaction Documents shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

15.                  Joint and Several Obligations. If Indemnitor consists of more than one Person, each Indemnitor (a) expressly acknowledges and undertakes, together with the other Indemnitors, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness, liabilities and Obligations under this Environmental Indemnity; (b) acknowledges that this Environmental Indemnity is the independent and several obligation of each Indemnitor and may be enforced against each Indemnitor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Indemnitor; and (c) agrees that its liability hereunder and under any other Transaction Document shall be absolute, unconditional, continuing and irrevocable. INDEMNITOR EXPRESSLY WAIVES ANY REQUIREMENT THAT INDEMNIFIED AGENT EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER INDEMNITORS UNDER THIS ENVIRONMENTAL INDEMNITY, OR ANY OTHER TRANSACTION DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE INDEBTEDNESS, LIABILITIES AND OBLIGATIONS UNDER THIS ENVIRONMENTAL INDEMNITY.

16.                  Severability. Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Transaction Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then all or any Secured Parties may, at their option, declare all Obligations in their favor immediately due and payable.

17.                  Governing Law. This Environmental Indemnity shall be governed exclusively by the applicable laws of the Commonwealth of Kentucky (the "Governing Law State") without regard or reference to its conflict of laws principles.

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18.                  Miscellaneous. This Environmental Indemnity may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument. If Indemnitor is comprised of multiple Persons, any Person comprising Indemnitor is hereby authorized to bind all parties comprising Indemnitor. Indemnified Agent or Secured Parties may, at any time and without notice, waive any prior requirement that requests, authorizations, or other actions be taken only by a Designated Person. This Environmental Indemnity shall be interpreted in light of the Drafting Conventions specified in the MCA. Each Party has participated in negotiating and drafting this Environmental Indemnity, so if an ambiguity or a question of intent or interpretation arises, this Environmental Indemnity is to be construed as if the parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this Environmental Indemnity. Indemnitor agrees to execute any other documents or take any other actions reasonably necessary to effectuate this Environmental Indemnity and the consummation of the transactions contemplated herein. This Environmental Indemnity may not be amended, changed, modified, altered or terminated without the prior written consent of Indemnitor Indemnified Agent and Secured Parties. All rights and remedies under this Environmental Indemnity and the Secured Obligation Documents are cumulative, and the exercise of any one or more of them does not constitute an election of remedies.

19.                  WAIVER OF JURY TRIAL. INDEMNITOR, AND BY ACCEPTANCE HEREOF, COLLATERAL AGENT (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE RESOLUTION OF ANY CONTROVERSY OR CLAIM THAT ARISES OUT OF OR RELATES TO: (I) THIS ENVIRONMENTAL INDEMNITY; OR (II) ANY SECURED OBLIGATION DOCUMENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE (INDIVIDUALLY AND COLLECTIVELY, A "CONTROVERSY OR CLAIM"); AND, (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY CONTROVERSY OR CLAIM TO THE EXTENT SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THE PROVISIONS OF THIS SECTION ARE GIVEN KNOWINGLY AND VOLUNTARILY; AND ARE A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE SECURED OBLIGATION DOCUMENTS.

Indemnitor is signing this Environmental Indemnity effective as of the day and year first written above.

INDEMNITOR

Address for Notices:	APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company
500 Appalachian Way
Morehead, KY 40351
	By:	/s/ Loren Joseph Eggleton
Alternate address for notice by U.S. Mail:		LOREN JOSEPH EGGLETON
401 W. Main Street, Suite 321		Chief Financial Officer
Lexington, KY 40507

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STATE OF KENTUCKY	)
) SS
County Of Fayette	)

The foregoing instrument was acknowledged before me this 15th day of June, 2021 by LOREN JOSEPH EGGLETON, Chief Financial Officer on behalf of APPHARVEST MOREHEAD FARM, LLC, a Delaware limited liability company.

/s/ Laura A. Taylor
Signature of person taking Acknowledgment
[***]
Notary
Title or Rank

[***]
Serial Number, if any

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EXHIBIT A

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ENVIRONMENTAL INDEMNITY AGREEMENT

REGARDING HAZARDOUS SUBSTANCES AND BUILDING LAWS

Legal Description of Real Estate

Rowan County, Kentucky

TRACT A

A certain parcel of land located in Rowan County, Kentucky on east side of Kentucky State Route 801 and more particularly described as follows:

Beginning at a point in the east right of way of KY 801 on the south side of an existing farm entrance, said farm entrance being approximately 210 feet north of the intersection of KY801 and Airport Road, thence leaving said right of way and through the lands now or formerly owned by Canada Coal for the following eighty-two (82) calls;

South 86°11'28" East a distance of 741.54 feet to a post, said post being witnessed by a set iron pin and cap stamped "LS3870" eight feet from the fence post;

Thence North 45°22'24" East a distance of 57.48 feet to a post, said post being witnessed by a set iron pin and cap stamped "LS3870" one foot from the fence post;

Thence South 85°16'23" East a distance of 21.06 feet to a post, said post being witnessed by a set iron pin and cap stamped "LS3870" six feet from the fence post;

Thence North 09°04'39" East a distance of 37.09 feet to a point in the creek, Thence with the center of the creek for the following ten (10) calls:

North 10°42'47" East a distance of 87.76 feet to a point;

Thence North 04°53'57" East a distance of 27.29 feet to a point;

Thence North 18°53'10" West a distance of 31.20 feet to a point;

Thence North 33°41'24" West a distance of 56.02 feet to a point;

thence North 37°18'14" West a distance of 41.02 feet to a point;

Thence North 09°53'38" West a distance of 67.82 feet to a point;

Thence North 14°58'00" West a distance of 162.44 feet to a point;

Thence North 30°18'10" West a distance of 68.64 feet to a point;

Thence North 32°30'13" West a distance of 168.31 feet to a point;

Thence North 14°15'36" West a distance of 214.67 feet to a point, said point being witnessed by a set iron pin and cap stamped "LS3870" ten feet from the center of the creek, Thence leaving the center of the creek and continuing through the lands now or formerly owned by Canada Coal;

North 90°00'00" East a distance of 177.88 feet to a set iron pin and cap stamped "LS3870"; Thence North 56°13'43" East a distance of 191.53 feet to a set iron pin and cap stamped "LS3870";

Thence South 87°27'57" East a distance of 703.59 feet to a set iron pin and cap stamped "LS3870";

Thence North 85°30'35" East a distance of 426.47 feet to a set iron pin and cap stamped "LS3870";

Thence North 89°17'25" East a distance of 403.31 feet to a set iron pin and cap stamped "LS3870";

Thence North 90°00'00" East a distance of 1,999.36 feet to a set iron pin and cap stamped "LS3870";

Thence North 04°51'19" West a distance of 184.06 feet to a set iron pin and cap stamped "LS3870";

Thence North 73°39'21" East a distance of 671.66 feet to a set iron pin and cap stamped "LS3870";

Thence South 11°30'28" East a distance of 312.63 feet to a set iron pin and cap stamped "LS3870";

Thence South 11°30'28" East a distance of 758.14 feet to a set iron pin and cap stamped "LS3870";

Thence South 13°32'40" East a distance of 541.83 feet to a set iron pin and cap stamped "LS3870";

Thence South 49°09'00" East a distance of 561.53 feet to a set iron pin and cap stamped "LS3870";

Thence South 47°03'13" East a distance of 774.49 feet to a set iron pin and cap stamped "LS3870";

Thence South 85°26'55" East a distance of 150.19 feet to a set iron pin and cap stamped "LS3870";

Thence South 42°47'44" East a distance of 645.75 feet to a set iron pin and cap stamped "LS3870";

Thence South 51°48'32" East a distance of 139.22 feet to a set iron pin and cap stamped "LS3870";

Thence South 87°27'48" East a distance of 160.42 feet to a set iron pin and cap stamped "LS3870";

Thence South 57°53'37" East a distance of 61.07 feet to a set iron pin and cap stamped "LS3870";

Thence South 88°04'41" East a distance of 75.61 feet to a set iron pin and cap stamped "LS3870";

Thence South 45°06'02" East a distance of 34.31 feet to a flagged 14" Walnut;

Thence South 29°58'46" East a distance of 119.00 feet to a set iron pin and cap stamped "LS3870";

Thence South 41°54'12" West a distance of 230.35 feet to a set iron pin and cap stamped "LS3870";

Thence South 24°30'25" West a distance of 235.19 feet to a set iron pin and cap stamped "LS3870";

Thence South 40°22'02" West a distance of 432.61 feet to a set iron pin and cap stamped "LS3870";

Thence South 22°22'36" West a distance of 428.63 feet to an iron pin and cap found stamped "2766CURD";

Thence North 10°09'49" West a distance of 186.89 feet to an iron pin and cap found stamped "2766CURD";

Thence North 79°25'59" West a distance of 247. feet to an iron pin and cap found stamped "2766CURD";

Thence North 59°32'15" West a distance of 260.44 feet to an iron pin and cap found stamped "2766CURD";

Thence South 53°41'10" West a distance of 157.51 feet to a set iron pin and cap stamped "LS3870";

Thence North 60°04'53" West a distance of 87.85 feet to a set iron pin and cap stamped "LS3870";

Thence North 10°44'13" West a distance of 87.91 feet to an iron pin and cap found stamped "2766CURD";

Thence North 55°24'11" West a distance of 194.58 feet to an iron pin and cap found stamped "2766CURD";

Thence North 78°51'34" West a distance of 219.41 feet to an iron pin and cap found stamped "2766CURD";

Thence North 78°51'34" West a distance of 246.78 feet to an iron pin and cap found stamped "2766CURD";

Thence North 69°49'22" West a distance of 261.51 feet to a set iron pin and cap stamped "LS3870";

Thence North 69°49'22" West a distance of 232.88 feet to an iron pin and cap found stamped "2766CURD";

Thence North 41°51'50" West a distance of 319.38 feet to a flagged fence corner post;

Thence South 83°26'34" West a distance of 608.39 feet to an iron pin and cap found stamped "2766CURD";

Thence South 35°10'59" West a distance of 168.52 feet to an iron pin and cap found stamped "2766CURD";

Thence North 63°21'20" West a distance of 170.26 feet to a set iron pin and cap stamped "LS3870";

Thence South 28°06'08" West a distance of 127.47 feet to a set iron pin and cap stamped "LS3870";

Thence North 70°46'44" West a distance of 33.52 feet to a set iron pin and cap stamped "LS3870";

Thence North 24°20'33" East a distance of 141.19 feet to an iron pin and cap found stamped "2766CURD";

Thence South 78°24'01" West a distance of 327.40 feet to an iron pin and cap found stamped "2766CURD";

Thence North 52°54'33" West a distance of 463.70 feet to an iron pin and cap found stamped "2766CURD";

Thence North 49°00'45" West a distance of 171.09 feet to an iron pin and cap found stamped "2766CURD";

Thence North 78°40'57" West a distance of 332.99 feet to an iron pin and cap found stamped "2766CURD";

Thence South 86°30'25" West a distance of 227.91 feet to an iron pin and cap found stamped "2766CURD";

Thence South 63°36'55" West a distance of 295.80 feet to an iron pin and cap found stamped "2766CURD";

Thence North 86°11'49" West a distance of 170.40 feet to an iron pin and cap found stamped "2766CURD";

Thence North 44°27'48" West a distance of 195.64 feet to an iron pin and cap found stamped "2766CURD";

Thence North 69°40'43" West a distance of 277.86 feet to an iron pin and cap found stamped "2766CURD";

Thence North 02°24'12" East a distance of 298.42 feet to a set iron pin and cap stamped "LS3870";

Thence North 15°30'05" East a distance of 199.71 feet to a set iron pin and cap stamped "LS3870";

Thence North 55°23'11" West a distance of 396.99 feet to a set iron pin and cap stamped "LS3870";

Thence South 27°09'48" West a distance of 12.73 feet to a set iron pin and cap stamped "LS3870";

Thence North 80°14'07" West a distance of 291.62 feet to a set iron pin and cap stamped "LS3870";

Thence South 84°37'43" West a distance of 53.97 feet to a set iron pin and cap stamped "LS3870";

Thence South 78°13'13" West a distance of 63.42 feet to a set iron pin and cap stamped "LS3870";

Thence South 74°50'25" West a distance of 75.24 feet to a set iron pin and cap stamped "LS3870";

Thence South 78°23'09" West a distance of 25.33 feet to a flagged fence corner post;

Thence North 41°43'31" West a distance of 78.19 feet to a set iron pin and cap stamped "LS3870";

Thence North 42°58'36" West a distance of 123.50 feet to a set iron pin and cap stamped "LS3870";

Thence South 82°29'20" West a distance of 132.54 feet to a set iron pin and cap stamped "LS3870";
Thence South 80°27'04" West a distance of 169.06 feet to a set iron pin and cap stamped "LS3870";

Thence South 80°04'47" West a distance of 103.43 feet to a point in the east right of way of KY 801;

Thence with the east right of way of KY801 for the following three (3) calls:

Thence North 33°34'15" West a distance of 124.02 to a set iron pin and cap stamped "LS3870";

Thence North 30°37'16" West a distance of 210.36 feet to a point;

Thence with a curve to the right with an Arc Length of 502.98 feet, a Radius of 1,145.34 feet, a Chord Bearing of North 16°45'18" West and a Chord Length of 498.95 feet to the point of beginning, containing 366.177 acres.

EXCEPTING AND DELETING from the above-described 366.177 acres, the following described 3.224 acres:

This being part of TRACT A of that property acquired by Appharvest Morehead, LLC by deed from Maple Leaf Holdings, LLC, dated the 15th day of April, 2019, and of record in Deed Book 271, page 462, in the Rowan County Court Clerk's Office and being more particularly described as follows:

Tract 1

BEGINNING at an iron pin found, PLS# 3870, said pin being:

- the Northeast Corner of the Parcel being described
- Being Corner Number 25 of the Parent Tract of Appharvest Morehead, LLC (Tract A, D.B. 271, Pg. 462)
- having KY Single Zone NAD83 Coordinates of N=3970920.41 E=5555320.78
- Being approximately N82°12'48"E – 5060 feet from the intersection of centerlines of KY 801 and Bluebank Road
- Being a Western Corner of Kevin B. Marcum (D.B. 221, Pg. 191)
- Lying on the waters of Bull Fork being a tributary of the North Fork of Tripplett Creek
- Lying south of the community of Sharkey, Rowan County, Kentucky
- **And being the POINT OF BEGINNING for this description;**

Thence with the western line of Kevin B. Marcum (D.B. 221, Pg. 191), S49°12'48"E – 324.50 feet to an iron pin set, (5/8" x 18" rebar with aluminum cap bearing PLS-3916, as will be typical for all set corner monuments), said pin being on the western line of Kevin B. Marcum (D.B. 221, Pg. 191)and *being N49°12'48"W – 237.85 feet from an iron pin found, PLS 3870, said pin found being Corner Number 26 of Appharvest Morehead, LLC (Tract A, D.B. 271, Pg. 462);*

Thence leaving the western line of Kevin B. Marcum (D.B. 221, Pg. 191)and with three new courses across the Parent Tract:

S40°47'13"W – 340.44 feet to an iron pin set,

N49°12'47"W – 500.47 feet to an iron pin set and

N68°07'15"E – 383.23 feet to the Point of Beginning and containing 3.224 acres by survey

Being the same real property conveyed by Morehead Farm, LLC, f/k/a AppHarvest Morehead, LLC, a Delaware limited liability company, to East Kentucky Power Cooperative, Inc., a Kentucky Corporation, by Deed dated October 10, 2020, and recorded November 9, 2020, in Deed Book 277, Page 522, Rowan County Clerk's Office.

ALSO EXCEPTING AND DELETING from the above-described 366.177 acres, is the following described 0.668 acre parcel:

A certain parcel of land located in Rowan County, Kentucky on east side of Kentucky State Route 801 and more particularly described as follows:

Beginning at a point in the east right of way of KY 801, approximately 570 feet south of the intersection of KY801 and Airport Road, thence leaving said right of way and through the lands now or formerly owned by Canada Coal for the following two (2) calls:

North 71°54'49" East a distance of 234.72 feet to a set iron pin and cap stamped "LS3870";

Thence South 18°24'50" East a distance of 149.24 feet to a set iron pin and cap stamped "LS3870" in an existing fence line, said point being in the south property line;

Thence with the south property line for two (2) calls:

South 80°27'04" West a distance of 101.21 feet to a set iron pin and cap stamped "LS3870";

Thence South 80°04'47" West a distance of 103.43 feet to a set iron pin and cap stamped "LS3870", said point being in the east right of way of KY801;

Thence with the east right of way of KY801 North 33°34'15" West a distance of 124.02 feet to the point of beginning, containing 0.668acres.

Temporary Access Easement #2

A certain parcel of land located in Rowan County, Kentucky on east side of Kentucky State Route 801 and more particularly described as follows:

Beginning at a point in the east right of way of KY 801 on the north side of an existing farm entrance, said farm entrance being approximately 2000 feet north of the intersection of KY801 and Airport Road;

Thence being ten (10) feet north of the centerline of said farm entrance, North 50°20'58" East a distance of 1,222.15 feet to a point;

Thence turning and heading in a southerly direction along the east side of an existing gravel drive for three (3) calls:

South 13°03'12" East a distance of 1,100.68 feet to a point;

Thence South 05°31'00' East a distance of 341.31 feet to a point;

Thence South 02°17'09' East a distance of 253.78 feet to a point in the north boundary line of the 366.177 acre Tract A;

Thence along the north boundary line of Tract A, North 87°27'57" West a distance of 20.07 feet to a point on the west side of an existing gravel drive;

Thence leaving the north boundary line of Tract A and along the west side of the gravel drive for three (3) calls:

North 02°17'09" West a distance of 251.53 feet to a point;

Thence North 05°31'00" West a distance of 339.43 feet to a point;

Thence North 13°03'12" West a distance of 1,066.98 feet to a point, said point also being on the south side of the farm entrance leading to KY801;

Thence turning and heading in a southwesterly direction along the south side of said farm entrance South 50°20'58" West a distance of 1,206.38 feet to a point in the east right of way of KY801;

Thence with the east right of way of KY801, North 00°03'10" East a distance of 26.00 feet to the point of beginning and containing an area of 57,822 square feet or 1.327 acres.

It is the intent for this temporary access easement to be twenty (20) feet in width and centered on the existing farm entrance and gravel drive.

BEING THE SAME REAL PROPERTY (excluding the aforementioned 3.224 acre exception) and the temporary access easements conveyed to AppHarvest Morehead, LLC, a Delaware limited liability company, by Special Warranty Deed from Maple Leaf Holdings, LLC, a Kentucky limited liability company, f/k/a Canada Coal Company, Inc., a Kentucky Corporation, dated April 15, 2019, and recorded April 18, 2019, in Deed Book 271, Page 462, Rowan County Clerk's Office.

THE TAX PARCEL NUMBER FOR THE HEREIN DESCRIBED PROPERTY IS: 018-00 00 011.00